SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Edgewater Technology, Inc.

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EDGEWATER TECHNOLOGY, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 14, 2017

NOTICE AND PROXY STATEMENT

April 25, 2017

Dear Edgewater Technology, Inc. Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to attend the Edgewater Technology, Inc. (“Edgewater” or the “Company”) 2017 Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m., local time, on June 14, 2017, at Edgewater Technology, Inc., 200 Harvard Mill Square, Suite 210, Wakefield, Massachusetts 01880.

At the meeting, you and the other stockholders will be asked to vote upon the following:

•	To elect six directors, each for a one-year term;

•	To approve the Edgewater Technology, Inc. 2017 Omnibus Incentive Plan;

•	To approve, by a non-binding advisory vote, the Company’s named executive officer compensation;

•	To approve, by a non-binding advisory vote, the frequency of holding an advisory vote on executive compensation; and

•	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

As of April 17, 2017, the Company had 13,421,289 shares of common stock outstanding. Only shareholders of record as of the close of business on April 17, 2017 are entitled to receive notice of, to attend, and to vote at, the Annual Meeting.

The Company is pleased to continue to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

Whether or not you can attend the meeting, please read the attached proxy statement. When you have done so, please mark your vote on the proxy card, sign and date the proxy card, and return it to us. Alternatively, you may cast your vote by telephone, or through the Internet. Instructions for voting by telephone or through the Internet are included with your proxy. Your vote is important. Please act promptly by voting your shares by telephone, via the Internet, or by signing, dating and returning the proxy card.

Thank you for your continued interest in Edgewater. We look forward to seeing you at the meeting.

Sincerely,

Jeffrey Rutherford
Chairman, Interim President and Interim Chief Executive Officer

200 Harvard Mill Square, Suite 210 • Wakefield, MA 01880 • Tel: 781-246-3343 • Fax: 781-246-5903

ir@edgewater.com • www.edgewater.com

EDGEWATER TECHNOLOGY, INC.

200 Harvard Mill Square, Suite 210

Wakefield, Massachusetts 01880

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 14, 2017

To the Stockholders:

Edgewater Technology, Inc. (“Edgewater”) will hold its Annual Meeting of Stockholders at Edgewater Technology, Inc., 200 Harvard Mill Square, Suite 210, Wakefield, Massachusetts 01880, on June 14, 2017 at 10:00 a.m., Eastern Time.

We are holding this meeting for the following purposes:

•	To elect six directors to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•	To approve the Edgewater Technology, Inc. 2017 Omnibus Incentive Plan;

•	To approve, by a non-binding advisory vote, the Company’s named executive officer compensation;

•	To approve, by a non-binding advisory vote, the frequency of holding an advisory vote on executive compensation;

•	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

•	To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors selected April 17, 2017 as the record date for determining stockholders entitled to vote at the Annual Meeting. As of April 17, 2017, Edgewater had 13,421,289 shares of common stock outstanding. A list of stockholders on that date will be available for inspection at Edgewater’s corporate headquarters, 200 Harvard Mill Square, Suite 210, Wakefield, Massachusetts, during normal business hours for the ten-day period prior to the Annual Meeting. Only holders of our common stock as of the close of business on April 17, 2017 are entitled to vote at the Annual Meeting or any adjournment thereof.

On or about April 25, 2017, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, proxy and 2016 Annual Report on Form 10-K and how to vote.

By Order of the Board of Directors,

Timothy R. Oakes
Corporate Secretary

Wakefield, Massachusetts

April 25, 2017

Important Notice Regarding Availability of Proxy Materials for the Stockholders Meeting to be Held on June 14, 2017: This proxy statement and our 2016 Annual Report on Form 10-K are available at www.envisionreports.com/EDGW (for registered stockholders) or www.edocumentview.com/EDGW (for beneficial stockholders).

200 Harvard Mill Square, Suite 210 • Wakefield, MA 01880 • Tel: 781-246-3343 • Fax: 781-246-5903

ir@edgewater.com • www.edgewater.com

IMPORTANT

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, via the Internet, or by signing, dating, and returning the enclosed proxy card will save the Company the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

EDGEWATER TECHNOLOGY, INC.

PROXY STATEMENT

i

ii

GENERAL INFORMATION

Annual Meeting Information

This proxy statement contains information related to the Annual Meeting of Stockholders of Edgewater Technology, Inc. (the “Company,” “Edgewater” or “Edgewater Technology”) to be held on June 14, 2017, beginning at 10:00 a.m., Eastern Daylight Time, at Edgewater Technology, Inc., 200 Harvard Mill Square, Suite 210, Wakefield, Massachusetts 01880, and any postponements or adjournments thereof (the “Annual Meeting”). This proxy statement was prepared at the direction of our Board of Directors to solicit your proxy for use at the Annual Meeting. On or about April 25, 2017, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and how to vote.

Q:	Who is soliciting my proxy?

A:	We, the Board of Directors of Edgewater Technology, Inc., are sending you this proxy statement in connection with our solicitation of proxies for use at the Annual Meeting. Certain directors, officers and employees of Edgewater may (without compensation), and Alliance Advisors LLC (our proxy solicitor) will, solicit proxies on our behalf by mail, phone, fax, Internet or in person.

Q:	Who is paying for this solicitation?

A:	Edgewater will pay for the solicitation of proxies, including Alliance Advisors LLC’s estimated fee of $7,500, plus out-of-pocket expenses. Edgewater also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Edgewater common stock.

Q:	What am I voting on?

A:	There are five items scheduled to be voted on at the Annual Meeting:

•	Item 1—The election of Stephen Bova, Matthew Carpenter, Frederick DiSanto, Jeffrey Rutherford, Timothy Whelan and Kurtis Wolf to the Board of Directors;

•	Item 2— The approval of the Edgewater Technology, Inc. 2017 Omnibus Incentive Plan (the “2017 Omnibus Plan”);

•	Item 3—A non-binding advisory vote to approve named executive officer compensation;

•	Item 4—A non-binding advisory vote on the frequency of an advisory vote on executive compensation; and

•	Item 5—The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (the “Auditor Appointment”).

Q:	Who can vote?

A:	Only those who owned common stock of record at the close of business on April 17, 2017, the record date for the Annual Meeting (the “Record Date”), can vote. If you owned common stock on the Record Date, you have one vote per share for each Item up for vote at the Annual Meeting.

Q:	How do I vote?

A:	You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the proxy card provided with this proxy statement or vote by telephone or through the Internet.

Q:	Can I vote by telephone or electronically?

A:	If you are a registered stockholder, you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 1:00 a.m., Eastern Daylight Time, on June 14, 2017.

Q:	How are votes counted?

A:	You may vote for each of the five proposals as follows:

•	“FOR” or “WITHHOLD” with respect to each nominee to our Board of Directors specified in Item 1 of this proxy statement;

•	“FOR,” “AGAINST” or “ABSTAIN” with respect to the 2017 Omnibus Plan described in Item 2 of this Proxy Statement;

•	“FOR,” “AGAINST” or “ABSTAIN” with respect to the non-binding advisory vote to approve named executive officer compensation described in Item 3 of this proxy statement;

•	“1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN” with respect to the advisory vote on the frequency of the advisory vote on executive compensation described in Item 4 of this proxy statement; and

•	“FOR,” “AGAINST” or “ABSTAIN” with respect to the ratification and approval of the Auditor Appointment described in Item 5 of this proxy statement.

If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares “FOR” the election of the nominees for director, “FOR” the 2017 Omnibus Plan, “FOR” the non-binding advisory vote to approve named executive officer compensation, “1 YEAR” for the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation and “FOR” the ratification and approval of the Auditor Appointment. Giving a proxy will not affect your right to vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish.

Q:	What happens if I withhold my vote for an individual director?

A:	Withheld votes are counted as “NO” votes for the individual director. If you wish your shares to be voted for some nominees, and not voted for others, then indicate the name(s) of the nominee(s) for whom you are withholding authority to vote by writing the name(s) of such nominee(s) in the space provided in the proxy. If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD AUTHORITY.”

Q:	What are broker non-votes and abstentions?

A:	If you are the beneficial owner of shares held in “street name” by a broker, then the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, then the broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated a “broker non-vote”). An abstention is a decision by a stockholder to take a neutral position on a proposal being submitted to stockholders at a meeting.

Q:	On which proposals do brokers have discretion to vote without instructions from beneficial owners?

A:

If you are the beneficial owner of shares held in “street name” by a broker, then the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. However, if you do not give instructions to the broker, then the broker will not be entitled to vote the shares with respect to the election of directors, the approval of the 2017 Omnibus Plan, the approval (by a non-binding advisory vote) of the Company’s named executive officer compensation or the approval (by a non-binding advisory vote) of the frequency of the advisory vote on executive compensation. Brokers will be able to vote on the ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 in the absence of your instructions as this matter is still considered a “discretionary” item.

Q:	How do broker non-votes and abstentions affect the existence of a quorum and the vote required for Items 1, 2, 3, 4 and 5 at the Annual Meeting?

A:	Broker non-votes and abstentions on any matter are included in determining the number of shares represented for the purpose of determining whether a quorum is present at a stockholders’ meeting. Because directors will be elected by a plurality of the votes cast (i.e., the six director nominees receiving the greatest number of votes will be elected) at the Annual Meeting, an abstention would have no effect on the vote concerning the election of directors and thus is not being offered as a voting option in the election of directors under Item 1. Under Delaware law, broker non-votes are not considered to be entitled to vote on the matter and, thus, will not have any impact on the outcome of such proposal. Although abstentions are considered present and entitled to vote on a matter, abstentions are not considered to be votes cast under Delaware law, and thus will have no impact on the outcome of Items 2, 3, 4 and 5, each of which requires the favorable vote of a majority of the votes cast at the Annual Meeting by stockholders entitled to vote on the matter.

Q:	Can I change my vote after I return my proxy card?

A:	Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary either written notice of your revocation or a duly executed proxy bearing a later date. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy; however, delivery of a later dated proxy before the polls close at the Annual Meeting will revoke a proxy previously granted.

Q:	What are the Board’s recommendations?

A:	Our Board of Directors recommends that you vote your shares as follows:

•	“FOR” each of the six nominees to our Board of Directors as described in Item 1 of this proxy statement;

•	“FOR” the approval of the 2017 Omnibus Plan as described in Item 2 of this proxy statement;

•	“FOR” the non-binding advisory vote to approve named executive officer compensation as described in Item 3 of this proxy statement;

•	“1 YEAR” for the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation as described in Item 4 of this Proxy Statement; and

•	“FOR” the ratification and approval of the Auditor Appointment as described in Item 5 of this proxy statement.

Q:	What constitutes a quorum?

A:	As of April 17, 2017, we had 13,421,289 shares of common stock, $.01 par value, outstanding and 1,422 holders of record. Each share of our common stock is entitled to one vote per share. The holders of a majority of the total outstanding shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Q:	What happens if a quorum is not present?

A:	If a quorum is not present at the scheduled time of the Annual Meeting, then the stockholders who are represented may adjourn the Annual Meeting until a quorum is present. The time and place of an adjourned meeting, if necessary, would be announced at the time the adjournment is taken and no other notice would be given. Voting cannot take place unless a quorum is present.

Q:	What is the voting requirement to approve each of the items?

A:	The voting requirement to approve each of the proposals is as follows:

•	Directors are elected by a plurality of the votes cast. This means that the six nominees will be elected if they receive more affirmative votes than any other nominees.

•	The affirmative vote of a majority of votes cast on the proposal is required to approve the 2017 Omnibus Plan in Item 2.

•	The affirmative vote of a majority of votes cast on the proposal is required to approve the proposal regarding an advisory vote on executive compensation in Item 3, which is a nonbinding proposal.

•	The affirmative vote of a majority of votes cast on the proposal is required to be the recommended frequency for advisory votes on executive compensation in Item 4, which is a non-binding proposal.

•	The affirmative vote of a majority of votes cast on the proposal is required to ratify the Auditor Appointment in Item 5.

Q:	Can I vote on other matters?

A:	Our Amended and Restated Bylaws limit the matters presented at an Annual Meeting to those in a notice of Annual Meeting and those otherwise properly presented at an Annual Meeting. Since none of our stockholders provided notice for any alternative director nominees or any other business matters during the period of March 17, 2017 to April 16, 2017 (which is the 60-90 day period prior to the first anniversary of last year’s Annual Meeting), no director nominees or business matters, other than those included in the Notice of Annual Meeting, may properly come before the Annual Meeting.

Q:	Can I nominate director candidates for election by stockholders or make other stockholder proposals in the future?

A.	For a stockholder to properly present a director nomination or other business matter at an Annual Meeting, our Amended and Restated Bylaws require that both of the following conditions be satisfied: (a) the alternative director nominees or other matter(s) must be a proper subject for stockholder action under the Delaware General Corporation Law; and (b) the stockholder must have given timely written notice of the alternative director nominees or other matters to be brought before an Annual Meeting. See “Advance Notice Procedures and Stockholder Proposals.”

Q:	Who will count the vote?

A:	Representatives of Computershare Investor Services, our transfer agent, will tabulate the votes.

ITEM 1—ELECTION OF DIRECTORS

Our Board of Directors (which is sometimes referred to in this proxy statement as our “Board”) currently consists of Stephen Bova, Matthew Carpenter, Frederick DiSanto, Jeffrey L. Rutherford, Timothy Whelan and Kurtis J. Wolf. Each of Messrs. Bova and Whelan began serving his current term at last year’s Annual Meeting on June 15, 2016. Effective as of February 16, 2017, stockholders of the Company holding a majority of the outstanding shares of our common stock and acting by written consent of stockholders under Section 228 of the Delaware General Corporation Law, consented to remove Paul E. Flynn, Paul Guzzi, Michael R. Loeb and Wayne Wilson from our Board and to elect Messrs. Carpenter, DiSanto, Rutherford and Wolf to our Board to fill the vacancies created by the removal of Messrs. Flynn, Guzzi, Loeb and Wilson. On March 16, 2017, Nancy Leaming, who had been re-elected to our eight-person Board at the 2016 Annual Meeting of Stockholders, resigned as a Director of the Company. On April 12, 2017, Shirley Singleton, who had been re-elected to our eight-person Board at the 2016 Annual Meeting of Stockholders, resigned as a Director of the Company. On March 8, 2017, the Board had voted to remove without cause Ms. Singleton as the Company’s President and Chief Executive Officer and to remove Ms. Singleton as Chairman of the Board. In connection with the Annual Meeting, the Board is reducing the number of Directors to six and nominating for election all of the current members of the Board.

You and the other stockholders are requested to vote for the nominees set forth below to serve as directors until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The individuals named as proxies will vote the enclosed proxy for the election of all nominees listed below, unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the Annual Meeting (or decides not to serve), the individuals named as proxies may vote for a substitute or we may reduce the number of members of the Board.

Vote Required

If a quorum is present, individual nominees will be elected by a plurality of the votes of shares present in person or represented by proxy at the Annual Meeting. This means that the six nominees will be elected if they receive more affirmative votes than any other nominees. If you are the beneficial owner of shares held in “street name” by a broker, then the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. However, if you do not give instructions to the broker, then the broker will not be entitled to vote the shares with respect to the election of directors.

Recommendation of the Board

Our Board of Directors recommends that you vote “FOR” each of the following nominees.

Following are the names and ages of the director nominees, the year they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships.

Nominees for Election

Name	Age	Experience
Stephen Bova	70	Mr. Bova has served as an independent consultant, offering business strategy advice, organization analysis and CEO mentoring, since January 2014. Mr. Bova has also served as a director of each of OPTOMI, LLC, a nationwide IT staffing company, since October 2012; Lindsey Software Systems, Inc., a public housing software developer, since November 2010; and BlueInGreen, LLC, a technology-based water quality improvement company, since November 2010. From January 2010 to December 2013, Mr. Bova served as a Partner of the Clark Bova Group, LLC, a management consulting firm. He also previously served as a Member of the Investment Committee of the Fund for Arkansas’ Future (FAF), an angel investor fund focused on Arkansas-based start-up companies, from January 2008 to December 2013. Mr. Bova previously served as the Chairman and Chief Executive Officer of Technisource, Inc. (f/k/a IntelliMark IT Business Solutions), an IT staffing company, from 2000 until it was successfully sold to Spherion Corporation in 2007. Technisource, Inc. was formerly a wholly owned subsidiary of Edgewater (formerly StaffMark, Inc.) until it was spun out as an independent company in 2000. Mr. Bova served as the President and Chief Operating Officer of Edgewater from 1999 to 2000, and as a director from 1999 to 2001. Mr. Bova also served as a director of Vestcom International, Inc., a leading provider of shelf-edge communications and specialized marketing services, from 1997 to 2002. From 1998 to 1999, he served as the Director of International Operations of Intelligroup, Inc., a leading provider of IT and consulting services. Mr. Bova’s professional experience also includes prior service as the President of the Global Banking Division of Systematics, Inc. and later Alltel Information Services following its acquisition of Systematics (now Fidelity National Information Services, Inc.). He also previously served as the President of the Global Banking Division of Electronic Data Systems Corporation. Mr. Bova’s professional career began as a software technician in 1970 and progressed to executive management roles beginning in 1983. Mr. Bova has served as a Director of our Company since March 2016.

Matthew Carpenter	45	Mr. Carpenter has served as the Chairman and Chief Executive Officer of Vertical Knowledge, L.L.C., a leading provider of open source data, information services and analytics, since 2007. Mr. Carter previously founded and led EmployOn Inc., an online employment services company, until his departure in 2006. Mr. Carpenter earned his Bachelor’s degree from Mississippi State University. Mr. Carpenter has served as a Director of our Company since February 2017. Mr. Carpenter has served as the Chairman and Chief Executive Officer of Vertical Knowledge, L.L.C., a leading provider of open source data, information services and analytics, since 2007. Mr. Carpenter previously founded and led EmployOn Inc., an online employment services company, until his departure in 2006. Mr. Carpenter earned his Bachelor’s degree from Mississippi State University. Mr. Carpenter has served as a Director of our Company since February 2017.

Name	Age	Experience
Frederick DiSanto	54	Mr. DiSanto has served as the Chief Executive Officer of Ancora Advisors, LLC and Ancora Holdings Inc., a registered investment advisor, since January 2006, and as Chairman of the Board of Ancora Advisors, LLC, since December 2014. Previously, Mr. DiSanto worked at Fifth Third Bank, a regional banking corporation, serving as Executive Vice President and Manager of Fifth Third Bank’s Investment Advisor Division from 2001 to 2005. In 2001, Fifth Third Bank acquired Maxus Investment Group, an asset management firm and Mr. DiSanto’s previous employer. Prior to the acquisition, Mr. DiSanto was the President and Chief Operating Officer at Maxus Investment Group, from 1998 to 2000. From 1991 to 1997, Mr. DiSanto was Managing Partner at Gelfand Partners Asset Management, an investment management firm, which merged with Maxus Investment Group in 1997. Mr. DiSanto began his investment career in 1985 with McDonald Investments in Institutional Equity Sales. Currently, Mr. DiSanto is serving on the boards of Medical Mutual of Ohio, Case Western Reserve University, The Cleveland Film Commission, The Eastern Company, Regional Brands and WF Hann Sons. He is also on the Executive Committee for the Board of Trustees at Case Western Reserve University. Previously, Mr. DiSanto served as the Chairman of the Board of Regents of St. Ignatius High School. Mr. DiSanto is also the former Chairman and current Trustee of the Greater Cleveland Sports Commission. Mr. DiSanto earned a Bachelor’s degree in Management Science and a Master’s degree in Business Administration from Case Western Reserve University. Mr. DiSanto has served as a Director of our Company since February 2017.

Jeffrey L. Rutherford	56	Mr. Rutherford has served as our Chairman of the Board, Interim Chief Executive Officer and Interim President since March 2017. Mr. Rutherford served as Vice President and Chief Financial Officer at Ferro Corporation, an international coatings and colors manufacturing business, from April 2012 to September 2016. From July 2008 to April 2012, Mr. Rutherford served as Vice President and Chief Financial Officer at Park-Ohio Holdings Corp, an international industrial supply and diversified manufacturing business. Mr. Rutherford served as the Vice President and Chief Financial Officer at UAP Holdings Corp. from October 2007 to June 2008. At the time UAP Holdings Corp. was a publicly traded company that distributed agricultural inputs throughout North America. In 2008, UAP Holdings Corp. was acquired by Agrium Inc. Previously, Mr. Rutherford served as the President, Chief Executive Officer and Chief Financial Officer at LESCO, Inc., which at the time was a publicly traded company that distributed inputs to the professional turf industry, from 2002 to 2007. Mr. Rutherford also served on the board of directors of LESCO, Inc., from 2006 to 2007. LESCO, Inc. was subsequently acquired by Deere & Co. in 2007. Mr. Rutherford served as Chief Financial Officer and Senior Executive Vice President of OfficeMax, Inc., a retailer of office products and supplies, from 1997 to 2002, after having previously served as its Senior Vice President and Treasurer, from February to July 1997. From 1983 to 1996, Mr. Rutherford worked at Arthur Andersen, a consulting and accounting firm. Mr. Rutherford earned his Bachelor’s degree in Business Administration and Accounting from Baldwin Wallace College. Mr. Rutherford has served as a Director of our Company since February 2017.

Name	Age	Experience
Timothy Whelan	51	Mr. Whelan has served as the Chief Executive Officer of Wireless Telecom Group, Inc., a global designer and manufacturer of radio frequency and microwave-based products, since June 2016. Prior to his appointment, Mr. Whelan was Managing Director of Echo Financial Business Consulting Group, a privately held financial and operational consulting firm he co-founded in February 2014. Mr. Whelan served as President and Chief Operating Officer of IPC Systems, Inc., a company that provides and services voice communication systems for financial companies, from 2009 to 2013. Mr. Whelan served as Executive Vice President and Chief Financial Officer of IPC Acquisition Corp./IPC Systems Holdings Corp. from 2001 to 2009 and also served as its Principal Accounting Officer from 2001 to 2009. From July 2000 to December 2001, Mr. Whelan served as Divisional Chief Financial Officer of Global Crossing’s Financial Markets division. From May 1999 to June 2000, Mr. Whelan served as Vice President of Finance at IPC Information Systems, Inc. and IXnet. Mr. Whelan is a certified public accountant and previously worked for Ernst & Young from 1992 to 1999. He previously spent four years as a U.S. Naval Officer. He has a Bachelor of Science degree in Accounting from Villanova University. Mr. Whelan has served as a Director of our Company since March 2016.

Kurtis J. Wolf	43	Mr. Wolf is Managing Member and Chief Investment Officer of Hestia Capital Management LLC, a deep value hedge fund that he founded in January 2009. From March 2007 to November 2008, Mr. Wolf worked as a Senior Analyst at First Q Capital, LLC, a hedge fund which invested in public companies which had previously been backed by venture capital or private equity firms. From January 2006 to February 2007, Mr. Wolf served as co-Founding Partner at Lemhi Ventures LLC, a health care services focused venture capital incubator. Mr. Wolf previously was co-Founding Partner at Definity Health Corporation, a leading player in the consumer-driven health care space, which was purchased by UnitedHealth Group Inc. in December, 2004. After the acquisition, from April 2005 through January 2006, Mr. Wolf served as Director, Corporate Development for UnitedHealth Group Inc.’s Definity Health Corporation subsidiary. Prior to Definity Health Corporation being acquired, from September 1998 to January 2000, he served as co-Founding Partner, primarily serving in finance and strategy roles. Between his two periods at Definity Health Corporation, Mr. Wolf served as an Analyst at Relational Investors LLC, an activist hedge fund, from June 2002 to December 2004. Previously, he was a co-Founding Partner and Consultant at Lemhi Consulting, a related entity to Definity Health Corporation, from September 1998 to January 2000. Mr. Wolf also has experience working as a consultant both with Deloitte Consulting from September 1995 until September 1998 and The Boston Consulting Group during the summer of 2001. Mr. Wolf earned a Master of Business Administration degree from the Stanford Graduate School of Business and a Bachelor of Arts degree in Economics and Mathematics from Carleton College. Mr. Wolf has served as a Director of our Company since February 2017.

CORPORATE GOVERNANCE

Board and Board Committee Matters

The Board currently consists of six directors. The Board has determined that Stephen Bova, Matthew Carpenter, Frederick DiSanto, Timothy Whelan and Kurtis Wolf are all “Independent” directors under the NASDAQ listing standards.

As required by the NASDAQ listing standards and our Company’s Corporate Governance Guidelines, the Board must be composed of a majority of Independent directors. The Corporate Governance Guidelines and committee charters are reviewed annually and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. Mr. DiSanto serves as the Company’s lead independent director. The lead independent director is responsible for coordinating the activities of the non-management directors, coordinating with the Chairman to set the agenda for Board meetings, chairing meetings of the non-management directors, and leading the Board’s review of the Chief Executive Officer (“CEO”).

The Board currently has three standing committees consisting of: the Governance and Nominating Committee, the Compensation Committee and the Audit Committee. No member of the Audit, Compensation or Governance and Nominating Committee is an employee of the Company or its subsidiaries, and all are independent as defined by the NASDAQ listing standards. Each of the Audit, Compensation and Governance and Nominating Committees has a written charter approved by the Board of Directors. The Board has also adopted Corporate Governance Guidelines, which along with the committee charters provide the framework for the governance of the Company. The committee charters and the Guidelines as well as the Company’s Code of Conduct and Ethics, which applies to all directors, officers and employees, are available under “Corporate Governance” in the Investor Relations section of our Company’s website at www.edgewater.com.

The current members of the Committees are identified below:

Director	Governance and Nominating	Compensation	Audit
Stephen Bova		X (Chair)
Matthew Carpenter	X	X	X
Kurtis Wolf	X	X	X (Chair)
Timothy Whelan	X (Chair)		X

Governance and Nominating Committee. The current members of the Governance and Nominating Committee are directors Whelan, who chairs the committee, Carpenter and Wolf. Each of these directors is Independent as defined under applicable NASDAQ listing requirements. This Committee’s responsibilities include the selection of potential candidates for the Board and the development and annual review of our Company’s Corporate Governance Guidelines.

Compensation Committee. The current members of the Compensation Committee are directors Bova, who chairs the committee, Carpenter and Wolf. Each of these directors is Independent as defined under applicable NASDAQ listing requirements. The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of our executive officers. The Compensation Committee sets performance goals and objectives for the Chief Executive Officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the Compensation Committee has retained the services of a compensation consultant and considers recommendations from the Chief Executive Officer with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives in accordance with its business judgment. The Compensation Committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the Compensation Committee and, in the case of director compensation, ratified by the Board.

Audit Committee. The current members of the Audit Committee are directors Wolf, who chairs the committee, Carpenter and Whelan. The Board of Directors has determined that all members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ listing standards and are Independent as defined under the NASDAQ listing requirements and applicable Securities and Exchange Commission (“SEC”) rules. In addition, our Board of Directors has determined that each Audit Committee member qualifies as an “Audit Committee Financial Expert” as defined under SEC rules. The Audit Committee is primarily concerned with the accuracy and effectiveness of the audits of our Company’s financial statements by our independent registered public accountants. Its duties include, among other things: (1) selecting and retaining our independent registered public accounting firm; (2) reviewing the scope of the audit to be conducted by our independent registered public accountants, as well as the results of their audit; (3) approving non-audit services provided to our Company by the independent registered public accountants; and (4) appraising our financial reporting activities, including our Annual Report on Form 10-K and the accounting standards and principles followed. The Audit Committee’s procedures for the pre-approval of audit and permitted non-audit services are described in “Item 5: Ratification of the Auditor Appointment.” For more information on the Audit Committee, refer to the “Report of the Audit Committee” included elsewhere herein.

Number of Meetings of the Board of Directors and Attendance in 2016

During fiscal 2016, our Board and various Board Committees held the following number of meetings and took the following action by written consent: Board of Directors, twenty-five meetings (three of which were regular meetings, twenty-one were special meetings and one was the annual meeting) and one action by written consent; Audit Committee, eight meetings and no action by written consent; Compensation Committee, six meetings and one action by written consent; Governance and Nominating Committee, six meetings and no action by written consent. No director attended fewer than 75% of the aggregate Board meetings and Board Committee meetings on which that director served. In addition, the Board met four times during 2016 in executive session without Ms. Singleton or other members of management present.

Compensation Committee Interlocks and Insider Participation

During 2016, Messrs. Bova, Flynn and Wilson and Ms. Leaming served as members of the Compensation Committee. Except with respect to Mr. Bova, who served as President and Chief Operating Officer of Edgewater from 1999 to 2000, no member of the Compensation Committee is or has ever been one of our officers or an employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Director Nomination Process

Our Board of Directors has adopted a Governance and Nominating Committee Charter and Corporate Governance Guidelines, each of which includes director nomination policies and provisions that are intended to describe the process by which candidates for possible inclusion in the Company’s recommended slate of director nominees are selected. The nomination policies are administered by the Governance and Nominating Committee of the Board of Directors. The Corporate Governance Guidelines are posted on the Company’s website at www.edgewater.com.

The Board of Directors does not currently prescribe any minimum qualifications for director candidates. Consistent with the criteria for the selection of directors approved by the Board of Directors, the Governance and Nominating Committee will take into account our current needs and the expertise needed for board service, including experience and achievement in business, finance, technology or other areas relevant to our activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest including competitive conflict that might impede the proper performance of the responsibilities of a director; independence under SEC and NASDAQ listing standards; service on other boards of directors; sufficient time to devote to Board matters; and ability to work effectively and collegially with other Board members. In the case of incumbent directors, the Governance and Nominating Committee will review such directors’ overall service during their term, including the number of meetings attended, level of participation, and quality of performance during their term. For those potential new director candidates who appear upon first consideration to meet the Board’s selection criteria, the Governance and Nominating Committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates. Although the Company does not maintain a separate policy regarding the diversity of the Board, during the director selection process the Governance and Nominating Committee does consider issues of diversity, such as occupation, gender, race and origin, when evaluating directors for nomination.

The Governance and Nominating Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisors, and executive search firms. The Governance and Nominating Committee will consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the Annual Meeting of Stockholders, the Governance and Nominating Committee will consider any written recommendations of director candidates by stockholders received by the Corporate Secretary of the Company in accordance with our Amended and Restated Bylaws. Recommendations must include the candidate’s name and contact information and a statement of the candidate’s background and qualifications, and must be mailed to Governance and Nominating Committee, Edgewater Technology, Inc., 200 Harvard Mill Square, Suite 210, Wakefield, MA 01880, Attn: Corporate Secretary.

The nomination policies are intended to provide a flexible set of guidelines for the effective functioning of our director nominations process. The Governance and Nominating Committee reviews periodically the nomination policies and anticipates that modifications may be necessary from time to time as our needs and circumstances evolve, and as applicable legal or listing standards change. The Governance and Nominating Committee may amend, with the approval of our Board of Directors, the nomination policies included in the Corporate Governance Guidelines at any time, in which case the most current version will be available on our website at www.edgewater.com.

Director Qualifications

The Governance and Nominating Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations. The Governance and Nominating Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company’s business and, in furtherance of this goal, proposing the addition of members and the necessary resignation of members for purposes of achieving this goal. The Committee also considers the nominees’ roles in assisting with development and implementation of the Company’s strategic plan.

The Board of Directors believes that each director nominee brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive management, private equity, finance, marketing and international business. Set forth below are the particular experiences, qualifications, attributes or skills, which led the Company’s Board of Directors to conclude that each director nominee should serve as a director of the Company.

Mr. Bova, a director since March 2016, has worked as an independent consultant and in executive management roles in the information technology industry. Mr. Bova’s more than 40 years of experience in the information technology, consulting and high-end technology services industries and his prior service and distinct familiarity with Edgewater led the Governance and Nominating Committee to conclude that his skills and background fit the needs of the Board of Directors and qualified him to continue to serve as a director of the Company.

Mr. Carpenter, a director since February 2017, is the chairman and chief executive officer of Vertical Knowledge, L.L.C., a leading provider of open source data, information services and analytics. Mr. Carpenter’s entrepreneurial, senior executive and board experience leading a successful organization enables him to provide effective oversight of the Company. He also qualifies as an “audit committee financial expert” as defined under SEC rules. Mr. Carpenter’s executive background, understanding of financial matters and broad operational experience led the Governance and Nominating Committee to conclude that his skills and background fit the needs of the Board of Directors and qualified him to continue to serve as a director of the Company.

Mr. DiSanto, a director since February 2017, is the chairman and chief executive officer of Ancora Advisors, LLC, and Ancora Holdings Inc., a registered investment advisor with over $4 billion in assets under management. Mr. DiSanto has over 30 years of experience in corporate finance and investment advisory. Mr. DiSanto’s extensive experience and history of service on the board of directors of various institutions, including publicly traded companies, which will help improve effective oversight of the Company and strengthen the Board’s focus on enhancing stockholder value, led the Governance and Nominating Committee to conclude that his overall experience fits the needs of the Board of Directors and qualified him to continue to serve as a director of the Company.

Mr. Rutherford, a director since February 2017, is currently the chairman, interim president and interim chief executive officer of the Company. Mr. Rutherford has nearly twenty years of experience serving as a high-level senior executive of various publicly traded companies, including as a chief executive and chief financial officer. Mr. Rutherford’s well developed leadership and financial experience led the Governance and Nominating Committee to conclude that his skills fit with the needs of the Board of Directors and qualified him to continue to serve as a director of the Company.

Mr. Whelan, a director since March 2016, is the Chief Executive Officer of Wireless Telecom Group, Inc., a global designer and manufacturer of radio frequency and microwave-based products. Prior to June 2016, he was the managing director of Echo Financial Business Consulting, a privately held financial and operational consulting firm that he co-founded in February 2014. Mr. Whelan has an extensive background in business, public accounting, mergers and acquisitions and corporate governance matters. He qualifies as an “audit committee financial expert” as defined under SEC rules. Mr. Whelan’s wealth of financial, accounting and operational experience in information technology services and the technology and telecommunications industries led the Governance and Nominating Committee to conclude that his skills and background continue to fit the needs of the Board of Directors and qualified him to continue to serve as a director of the Company.

Mr. Wolf, a director since February 2017, Mr. Wolf is the managing member and chief investment officer of Hestia Capital Management LLC. Mr. Wolf has many years of experience in investment management and corporate strategy. He also qualifies as an “audit committee financial expert” as defined under SEC rules. Mr. Wolf’s expertise in capital markets, mergers and acquisitions and corporate governance and his background in finance and consulting led the Governance and Nominating Committee to conclude that his skills and background continue to fit the needs of the Board of Directors and qualified him to continue to serve as a director of the Company.

Leadership Structure

Combining Chairman and Chief Executive Officer Roles. Our Board of Directors is committed to the principle of independence from management and to the highest standards of corporate governance. All of our directors other than Mr. Rutherford are independent under NASDAQ listing rules. Our Governance and Nominating, Audit and Compensation Committees are composed entirely of independent directors. Our Corporate Governance Guidelines further reflect our strong commitment to independence. In these Guidelines, our Board of Directors has adopted a flexible policy regarding the issue of whether the positions of Chairman and Chief Executive Officer should be separate or combined. This policy allows the Board to evaluate regularly whether the Company is best served at any particular time by having our Chief Executive Officer or another director hold the position of Chairman. If the position of Chairman is not held by an independent director, an independent lead director is elected with powers virtually identical to those of an independent Chairman.

When the Board selected Mr. Rutherford as Chairman, it also reaffirmed the strong role of the lead independent director, whose specific duties are described in the “Corporate Governance” section of this proxy statement. The powers and duties of Chairman and lead independent director differ only in that the Chairman presides over the normal business portion of the meetings of the Board. Since the lead independent director may call for an executive session of independent directors at any time, and has joint control over the agenda and the information provided to directors for Board meetings, the Board does not believe that the ability to preside over the normal Board meeting business sessions limits the ability of the Board to have open exchanges of views, and to address any issues the Board chooses, independently of the Chairman. In addition, much of the work of the Board is conducted through its committees, none of which is chaired by the Chairman of the Board.

At this time, the Board believes there are a number of important advantages to combining the positions of Chairman and Chief Executive Officer. The Chief Executive Officer is the director most familiar with our business and industry and is most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. Combining the Chief Executive Officer and Chairman positions creates a firm link between management and the Board, promotes the development and implementation of corporate strategy and facilitates information flow between management and the Board, which are essential to effective governance. The Board currently believes that combining the roles of Chairman and Chief Executive Officer contributes to a more efficient and effective Board, does not undermine the independence of the Board, and certainly has no bearing on the ethical integrity of the directors.

Board of Directors’ Oversight of Risk

Our management bears responsibility for the management and assessment of risk at the Company on a daily basis. Management is also responsible for communicating the most material risks to the Board and its committees, who provide oversight of the risk management practices implemented by management. Our full Board provides oversight for risk management, except for the oversight of risks that have been specifically delegated to a committee. Even when the oversight of a specific area of risk has been delegated to a committee, the full Board may maintain oversight over such risks through the receipt of reports from the committee. In addition, the full Board may assume oversight over a particular risk, even if the risk was initially overseen by a committee, when the Board deems it appropriate. The Board and committee reviews occur principally through the receipt of regular reports from Company management on these areas of risk and discussions with management regarding risk assessment and risk management.

Committees. The Audit Committee maintains initial oversight over risks related to the integrity of the Company’s financial statements, internal control over financial reporting and disclosure controls, the performance of the Company’s independent registered public accounting firm and the operation of the Company’s ethics program. The Company’s Compensation Committee maintains initial oversight of risks related to the Company’s compensation practices, including practices related to equity programs, other executive or Company-wide incentive programs and hiring and retention. The Governance and Nominating Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to independence of Board members and compliance with SEC rules and NASDAQ listing standards with respect to Board and committee composition.

Full Board. At its regularly scheduled meetings, the Board generally receives a number of reports which include information relating to specific risks faced by the Company. As appropriate, the Company’s Chief

Executive Officer or other members of senior management provide operational reports, which include risks relating to the Company’s business. At each regularly scheduled Board meeting, the full Board also receives reports from committee chairpersons, which may include a discussion of risks initially overseen by the committees for discussion and input from the full Board. As noted above, in addition to these regular reports, the Board receives reports on specific areas of risk from time-to-time, such as cyclical or other risks that are not covered in the regular reports given to the Board.

Compensation of Outside Directors

Annual Cash Compensation. Each of the Company’s non-employee directors receives an annual cash retainer of $20,000, payable in four quarterly installments. Each Board member is eligible to receive an additional $1,500 meeting fee for attendance at each meeting above six (6) Board meetings per year. In addition, the following Committee retainer amounts are payable to Committee members.

The Audit Committee Chair receives an annual retainer of $30,000 per year, while Audit Committee members are entitled to receive an annual retainer of $12,500. Each Audit Committee member is eligible to receive an additional $1,000 meeting fee for attendance at each meeting above eight (8) Audit Committee meetings per year. The annual retainers are paid in four quarterly installments and are in addition to the annual cash retainer for non-employee directors described above.

The Compensation Committee Chair receives an annual retainer of $25,000 per year, while Compensation Committee members are entitled to receive an annual retainer of $12,500. Each Compensation Committee member is eligible to receive an additional $1,000 meeting fee for attendance at each meeting above six (6) Compensation Committee meetings per year. The annual retainers are paid in four quarterly installments and are in addition to the annual cash retainer for non-employee directors described above.

The Governance and Nominating Committee Chair receives an annual retainer of $20,000 per year, while Governance and Nominating Committee members are entitled to receive an annual retainer of $7,500. Each Governance and Nominating Committee member is eligible to receive an additional $1,000 meeting fee for attendance at each meeting above the estimated four (4) Governance and Nominating Committee meetings per year. The annual retainers are paid in four quarterly installments and are in addition to the annual cash retainer for non-employee directors described above.

The Board’s Lead Independent Director receives a cash retainer of $10,000, payable in four quarterly installments, in addition to the annual cash retainer for non-employee directors described above. Additionally, the Lead Independent Director is entitled to receive all applicable Committee fees, as described above.

Stock Options and Share-Based Awards. Following initial election to the Company’s Board of Directors, non-employee directors are eligible to receive a nonqualified stock option to purchase shares (set at a fixed amount of 20,000 stock options).

The Board had historically made equity awards to directors, on the date of the annual meeting, following their reelection to the Company’s Board. In March 2016, the Company’s Board and Compensation Committee, due to insufficient share availability necessary to provide competitive and meaningful awards, voted to forego annual equity grants (stock options and share-based awards) to non-employee directors. The Company’s Board and Compensation Committee believe that equity-based awards are essential to our continued success. Equity-based awards are necessary to attract, retain and motivate highly-qualified directors to serve Edgewater and to improve Edgewater’s business results and earnings by providing these individuals an opportunity to acquire or increase a direct proprietary interest in Edgewater’s operations and future success while further aligning recipient’s interests with those of shareholders.

The Board compensation guidelines described above are designed to (a) compensate Committee members through Committee cash retainers in order to provide compensation commensurate with relevant service level commitments for Committee service and (b) set overall Board compensation at a level that is competitive with market norms and peer group median levels, in order to enable the Company to attract potential new directors and provide market-based remuneration for existing directors.

Non-Equity Incentive Plan Compensation. We do not provide Non-Equity Incentive Compensation to our directors.

Pension Benefits. We do not have a pension plan and therefore, do not offer any such pension arrangements to our directors.

Outside Directors Compensation Table for 2016

The table below provides compensation information for the year ended December 31, 2016 for each non-employee member of our Board of Directors. Messrs. Carpenter, DiSanto, Rutherford and Wolf joined the Board in February 2017 and did not receive any compensation during 2016.

Director	(1) Fees Earned or Paid In Cash	(3) Stock Awards	(2)(3)(4) Option Awards	Non-Equity Incentive Plan Compensation	Change In Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Stephen Bova	$43,875	$—	$47,800	$—	$—	$—	$91,675
Paul E. Flynn	70,500	—	—	—	—	—	70,500
Paul Guzzi	69,000	—	—	—	—	—	69,000
Nancy L. Leaming	86,500	—	—	—	—	—	86,500
Michael Loeb	48,000	—	—	—	—	—	48,000
Timothy Whelan	42,375	—	47,800	—	—	—	90,175
Wayne Wilson	104,000	—	—	—	—	—	104,000

(1)	Represents the aggregate dollar amount of all fees earned or paid in cash for services as a director, including quarterly retainer fees and committee membership, chairmanship and/or Lead Independent Director fees as described above.
(2)	On March 24, 2016, Messrs. Bova and Whelan, in connection with their appointment to the Company’s Board of Directors, received an option award to purchase 20,000 shares of the Company’s common stock with a grant date fair value of $2.39 per share. The amounts in this column represents the grant date fair value of such share-based awards (the only awards issued in 2016 to our non-employee directors). The reported amounts are calculated in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification Topic 718, “Compensation—Stock Compensation (“ASC Topic 718”). Underlying assumptions utilized in the determination of fair value for the share-based awards were as follows: Exercise Price of $7.61 (closing price on March 24, 2016), Expected Term of 3.57 years, Volatility of 40.8% and a Discount Rate of 1.05%.
(3)	In March 2016, the Company’s Board and Compensation Committee, due to insufficient share availability necessary to provide competitive and meaningful awards, voted to forego annual equity grants (stock options and share-based awards) to non-employee directors.
(4)	As of December 31, 2016, the aggregate number of unexercised stock option awards outstanding totaled 40,400 for each non-employee director, excluding Messrs. Bova and Whelan. As of December 31, 2016, there were 20,000 unexercised stock option awards outstanding for each of Messrs. Bova and Whelan. There were no unvested stock awards as of December 31, 2016.

Stockholder Communications with the Board

The Board of Directors welcomes communications from stockholders. Parties interested in the Company and the operation of the Board or its committees, in addition to contacting management, may contact the Chairman of the Board, the Lead Independent Director or the Independent directors as a group by directing requests for such contact through the Company’s Corporate Secretary at “Board of Directors/Non-Employee Directors, Edgewater Technology, Inc., 200 Harvard Mill Square, Suite 210, Wakefield, MA 01880, Attn: Corporate Secretary”. Communications by e-mail should be addressed to board@edgewater.com and marked “Attention: Corporate Secretary” in the “Subject” field. Requests for contact, except for those stockholder communications that are outside the scope of Board matters or duplicative of other communications by the applicable stockholder and previously forwarded to the intended recipient, shall be directed by the Company’s Corporate Secretary to (a) the intended recipient or (b) the Lead Independent Director (or Chairman of the Board, if such Chairman is an Independent director), who shall, subject to advice and assistance from the Company’s legal advisors, (i) be primarily responsible for monitoring communications from shareholders and other interested parties and (ii)  provide copies or summaries of such communications to the other directors as he or she considers appropriate.

Annual Meeting Attendance

Directors are required, absent compelling circumstances, to attend our Annual Meeting of Stockholders. All directors attended our 2016 Annual Meeting of Stockholders.

Code of Ethics

The Company has adopted a code of ethics that applies to our directors, officers and employees. This code of ethics (which we refer to as a “code of conduct”) may be accessed and reviewed through the Company’s website at www.edgewater.com. Any amendments to, or waivers from, any provisions of the code of conduct which apply to our principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions, will be disclosed either on a Current Report on Form 8-K or on our website promptly following the date of any such amendment or waiver.

ITEM 2—APPROVAL OF THE 2017 OMNIBUS PLAN

General

This section provides a summary of the terms of Edgewater’s 2017 Omnibus Incentive Plan (the “2017 Omnibus Plan”) and the proposal to approve the plan.

The Company’s Board and Compensation Committee adopted the 2017 Omnibus Plan in April 2017, subject to approval from our stockholders at the Annual Meeting. We are asking our stockholders to approve the 2017 Omnibus Plan because we believe that the plan is essential to our continued success. The purpose of the 2017 Omnibus Plan is to attract and retain highly-qualified officers, directors, key employees and other key individuals and to motivate these individuals to serve Edgewater and to expend maximum effort to improve Edgewater’s business results and earnings by providing these individuals an opportunity to acquire or increase a direct proprietary interest in Edgewater’s operations and future success. We believe that a grant under the 2017 Omnibus Plan will be a valuable incentive for the participants in the plan and will ultimately benefit stockholders by aligning more closely the interests of 2017 Omnibus Plan participants with those of our stockholders.

If our stockholders approve the 2017 Omnibus Plan, the number of shares of Common Stock reserved for issuance under the 2017 Omnibus Plan will be 1,500,000. As of April 17, 2017, 2,460,638 shares of Common Stock were subject to outstanding awards under other Edgewater equity incentive and stock option plans.

As of April 17, 2017, the closing price of our Common Stock was $7.50 per share.

Because participation and the types of awards under the 2017 Omnibus Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the 2017 Omnibus Plan is approved are not currently determinable. As of April 17, 2017, there were four executive officers, 454 employees and five non-employee directors who were eligible to participate in the 2017 Omnibus Plan.

2017 Omnibus Plan Highlights

Some of the key features of the 2017 Omnibus Plan that reflect Edgewater’s commitment to effective management of incentive compensation are as follows:

•	Plan Limits. Total awards under the 2017 Omnibus Plan in general are limited to a maximum of 1,500,000 authorized shares.

•

Limits on Full Value Awards. Every share subject to an award of restricted stock or restricted stock units will reduce the number of shares available for issuance by 1.63 shares, or on a one-for-1.63 (1:1.63) basis. To the extent we grant restricted stock or restricted stock units, those awards will, therefore, exhaust our authorized plan shares more quickly than other awards which exhaust authorized shares on a one-for-one (1:1) basis. Consequently, if we were to only award restricted stock or restricted stock units (which is not our intent) the maximum number of shares of restricted stock or restricted stock units that could be issued is 920,245.

•

No Liberal Share Recycling Provisions. The 2017 Omnibus Plan provides that only shares covering awards that are forfeited, expire, are canceled or are settled in cash will again be available for issuance under the 2017 Omnibus Plan. The following shares will not be added back to the aggregate plan limit: (i) shares tendered in payment of the exercise price, (ii) shares we withhold to satisfy tax withholding obligations, (iii) shares we repurchase using proceeds from stock option exercises and (iv) stock appreciation rights (“SARs”) that are settled in stock.

•

No Repricing. Stock option and SAR repricing (including reducing the exercise price of stock options or replacing an award with cash or another award type) is prohibited without stockholder approval under the 2017 Omnibus Plan.

•

Option Exercise Price. Under the 2017 Omnibus Plan, the exercise price of stock options and SARs may not be lower than fair market value on the date of grant, except for stock options and SARs granted in respect of stock options and SARs substituted for or assumed in connection with the acquisition of another company.

•

Vesting Periods. Our current practice is to grant all of our equity awards subject to a scheduled vesting period of at least three years, except under unusual circumstances. We expect to follow the same practice under the 2017 Omnibus Plan.

•

Limitation on Amendments. No amendments to the 2017 Omnibus Plan that will materially increase the benefits under the plan or that will materially increase the aggregate number of shares that may be issued under the plan can be made without stockholder approval.

Description of the 2017 Omnibus Plan

A description of the provisions of the 2017 Omnibus Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2017 Omnibus Plan. A copy of the 2017 Omnibus Plan has been filed with the Securities and Exchange Commission with this proxy statement and is attached hereto as Appendix A. Any stockholder who wishes to obtain a printed copy of the 2017 Omnibus Plan may do so by written request to the Secretary at our principal executive offices set forth above.

Administration

In general, the 2017 Omnibus Plan will be administered by the Compensation Committee. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the Compensation Committee serve at the pleasure of the Board of Directors. The Board of Directors may also appoint one or more separate committees, each composed of one or more directors, but one of whom must be our chief executive officer, which may administer the 2017 Omnibus Plan with respect to employees or other service providers who are not officers or directors. In this regard, the Board intends to authorize our Chairman and Interim Chief Executive Officer to make certain stock option awards under the 2017 Omnibus Plan, within specified limits, as incentives to non-executive officers in connection with new/recent hire and retention initiatives.

Common Stock Reserved for Issuance under the Plan

The Common Stock issued or to be issued under the 2017 Omnibus Plan consists of authorized but unissued shares and, to the extent permitted by applicable law, issued shares that have been reacquired by us. If any shares covered by an award under the 2017 Omnibus Plan are not purchased, if shares are canceled or are forfeited, or if an award is settled in cash or otherwise terminates without delivery of any Common Stock, then the number of shares of Common Stock will, to the extent of any such forfeiture, cancellation or termination, again be available for making awards under the 2017 Omnibus Plan. These shares that are again available for grant under the 2017 Omnibus Plan will be counted in the same fashion that the shares under the original award are counted against the limits under the 2017 Omnibus Plan. The number of shares of Common Stock available for issuance under the 2017 Omnibus Plan are subject to the restrictions noted above under “No Liberal Share Recycling Provisions.”

Eligibility

Awards may be made under the 2017 Omnibus Plan to officers, directors and employees of or consultants to Edgewater or any of its affiliates, and to any other individual whose participation in the plan is determined to be in Edgewater’s best interests by the Board of Directors or the Compensation Committee.

Amendment or Termination of the Plan

The Board of Directors may terminate or amend the plan at any time and for any reason. The 2017 Omnibus Plan shall terminate in any event ten years after its effective date. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations. In addition, amendments that will increase the benefits under the 2017 Omnibus Plan or that will increase dilution of stockholders must be submitted for stockholder approval.

Options

The 2017 Omnibus Plan permits the granting of options to purchase shares of Common Stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant. The fair market value is generally determined as the closing price of the Common Stock on the date of grant. In the case of certain 10% stockholders, if any, who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. An exception to these requirements is made for options that we grant in substitution for options held by employees of companies that we acquire. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee, subject to the restrictions of Section 409A of the Internal Revenue Code.

In general, an optionee may pay the exercise price of an option by cash, check, by tendering shares of Common Stock, or by means of a broker-assisted cashless exercise.

No amendment or modification may be made to an outstanding stock option or stock appreciation right that would be treated as a repricing under the rules of the stock exchange on which the shares of Common Stock are listed (currently the NASDAQ Stock Market), including replacement with cash or another award type, without the approval of our stockholders.

Stock options and stock appreciation rights granted under the 2017 Omnibus Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited gift transfers of non-qualified options for the benefit of immediate family members of grantees to facilitate a grantee’s tax or estate planning.

Other Awards

The Compensation Committee may also award:

•

Shares of unrestricted stock, which are shares of Common Stock at no cost or for a purchase price determined by the Compensation Committee which are free from any restrictions under the plan. Unrestricted shares of Common Stock may be issued to participants in recognition of past services or for other valid consideration, and may be issued in lieu of cash compensation to be paid to participants.

•	Restricted stock, which are shares of Common Stock subject to restrictions.

•	Restricted stock units, which are rights to receive Common Stock subject to restrictions.

•

Dividend equivalent rights, which are rights entitling the recipient to receive credits (redeemable for cash or stock) based on the amount of dividends that would be paid if the recipient had held a specified number of shares of Common Stock.

•

Stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee.

•

Performance and annual incentive awards, ultimately payable in Common Stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the Chief Executive Officer and the three other highest compensated executive officers (other than the Chief Financial Officer) determined at the end of each year (the “covered employees”).

Effect of Certain Corporate Transactions

Certain change of control transactions involving us, such as a sale of Edgewater, may cause awards granted under the 2017 Omnibus Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events

Under the 2017 Omnibus Plan, appropriate adjustments will be made in outstanding awards and the number of shares available for issuance under the 2017 Omnibus Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code (“Section 162(m)”) limits publicly-held companies such as Edgewater, to an annual deduction for federal income tax purposes of $1.0 million for compensation paid to each of their covered employees. However, performance-based compensation is excluded from this limitation. The 2017 Omnibus Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)	the performance goal under which compensation is paid must be established by a committee consisting solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved in a separate vote by stockholders of the corporation before payment is made; and

(iv)	the Compensation Committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the Common Stock after the date of grant.

Under the 2017 Omnibus Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), may be used by the Compensation Committee in establishing performance goals:

•	Net earnings, operating earnings, pretax earnings, or earnings (or loss) per share;

•

Earnings or losses, including earnings or losses before taxes, earnings or losses before interest and taxes, earnings or losses before interest, taxes and depreciation, or earnings or losses before interest, taxes, depreciation and amortization, or earnings or losses before interest, taxes, depreciation, amortization and/or stock-based compensation, or other similar adjustments to earnings or losses;

•	Sales or revenue, or sales or revenue growth, whether in general, by type of service, or by type of customer;

•	Net income (or loss) before or after taxes and before or after allocation of corporate overhead and bonus;

•	Operating income (or loss) before or after taxes;

•	Gross, cash or operating margins;

•	Gross profit;

•

Share price, including growth measures and total stockholder return and appreciation in and/or maintenance of the price of the shares of the Common Stock, or any publicly traded securities of, Edgewater;

•	Return measures, including return on assets or net assets, capital (including total capital or invested capital), investment, equity, sales or net sales, or revenue;

•	Cash flow, including operating cash flow, free cash flow, cash flow return on equity, cash flow return on investment, and cash flow per share (before or after dividends);

•	Economic value added models or equivalent metrics;

•	Productivity ratios;

•	Expense targets;

•	Market share;

•	Financial ratio targets or working capital targets;

•	Year-end cash;

•	Reductions in cost;

•	Improvements in or attainment of expense levels or working capital levels;

•	Stockholder equity;

•	Implementation, completion or attainment of measurable objectives with respect to development, projects, recruiting and maintaining personnel, and strategic and operational initiatives;

•	Completion of acquisitions of businesses or companies;

•	Completion of divestitures and asset sales; and

•	Any combination of any of the foregoing business criteria.

Business criteria may be measured on an absolute or relative basis and on a GAAP or non-GAAP basis.

Under the Internal Revenue Code, a director is an “outside director” of Edgewater if he or she is not a current employee; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of Edgewater; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from Edgewater in any capacity other than as a director.

The maximum number of shares of Common Stock subject to options or stock appreciation rights that can be awarded under the 2017 Omnibus Plan to any person is 200,000 per year (300,000 in the year that the person is first employed by the Edgewater). The maximum number of shares of Common Stock that can be awarded under the 2017 Omnibus Plan to any person, other than pursuant to an option or stock appreciation right, is 50,000 per year (100,000 in the year that the person is first employed by Edgewater). The maximum amount that may be earned as an annual incentive award or other cash award in any twelve-month period by any one person is $1,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $2,000,000.

Federal Income Tax Consequences

This section provides a summary of the federal income tax (and to some extent, estate tax) consequences that would accrue to the Company and the grantee under current tax laws. Such laws and their interpretation by the Internal Revenue Service are subject to change. The general consequences described in this summary may not apply in unusual situations.

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or Edgewater. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will recognize taxable capital gain or loss, measured by the excess of the amount realized on the disposition over the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for Edgewater. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) and to certain reporting requirements.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions (except any restrictions that will never lapse). If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units. There are no immediate tax consequences of receiving an award of restricted stock units under the 2017 Omnibus Plan. A grantee who is awarded restricted stock units will recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2017 Omnibus Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is recognized by a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock. Participants who are awarded unrestricted Common Stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280G. To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations on “golden parachutes”, they may be subject to a 20% nondeductible excise tax and our deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A. We intend for awards granted under the plan to comply with Section 409A of the Internal Revenue Code. To the extent a grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% additional tax.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast on the matter will be required to approve the proposed 2017 Omnibus Plan. Broker non-votes and abstentions will have no effect on the outcome of the vote.

Recommendation of the Board

Our Board of Directors recommends that you vote “FOR” the approval of the 2017 Omnibus Plan.

STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

The following table provides information, as of April 17, 2017, about the beneficial ownership of our Company’s common stock by: (1) the persons known to us to be beneficial owners of more than 5% of our Company’s outstanding common stock; (2) our directors; (3) each Named Executive Officer (as defined under “Compensation of Named Executive Officers”); and (4) our directors and executive officers as a group. To the best of our knowledge, each such person has sole voting and investment power over the shares shown in this table, except as otherwise indicated. As of April 17, 2017, there were 1,422 record holders and 13,421,289 outstanding shares of our Company’s common stock.

	Beneficial Ownership
Principal Stockholders	Number of Shares	Percent of Total (1)
GAMCO Investors, Inc., et al. (2) One Corporate Center Rye, New York 10580-1435	2,170,424	16.2%

Ariel Investments, LLC (3) 200 E. Randolph Street, Suite 2900 Chicago, Illinois 60601	1,763,320	13.2%

Ancora Advisors, LLC (4) 6060 Parkland Boulevard, Suite 200 Cleveland, Ohio 44124	1,476,620	11.0%

Dimensional Fund Advisors LP (5) Building One 6300 Bee Cave Road Austin, Texas 78746	986,852	7.4%

Lone Star Value Management, LLC (6) 53 Forest Avenue, 1st Floor Old Greenwich, Connecticut 06870	799,927	6.0%

Directors, Executive Officers and Other 5% Holders (7)
Shirley Singleton (8)	698,517	5.1%
David Clancey (8)	694,880	5.1%
Robin Ranzal-Knowles (8)	455,547	3.3%
Timothy R. Oakes (8)	341,351	2.5%
Kristin Zaepfel (8)	116,183	*
Frederick DiSanto (8)	62,659	*
Jeffrey Rutherford (8)	38,159	*
Stephen Bova (8)	29,020	*
Timothy Whelan (8)	13,320	*
Matthew Carpenter (8)	6,659	*
Kurtis Wolf (8)	6,659	*
All Directors and Executive Officers as a Group (9 persons) (9)	1,069,557	7.6%

*	Less than 1%.
(1)	The percentages shown with respect to any identified individual or group are calculated by dividing: (i) the sum of (a) the number of shares of common stock actually owned as of April 17, 2017 plus (b) the number of shares of common stock that may be acquired through the exercise of stock options within 60 days thereof (“Currently Exercisable Options”) by (ii) the sum of 13,421,289 shares of common stock outstanding as of April 17, 2017, plus the amount referenced in clause (i)(b) for such individual or group.

(2)	These securities are owned by various institutional investors, which include Mario J. Gabelli, Gabelli Funds, LLC, GAMCO Asset Management, Inc., MJG Associates, Inc., GGCP, Inc., GAMCO Investors, Inc., Associated Capital Group, Inc. and Teton Advisors, Inc. (collectively “Gabelli”). Each of these entities holds certain of the shares for investment for one or more accounts over which it has shared, sole or both investment and/or voting power for its own account, or both. Information set forth above and in this note (2) is based on Gabelli’s Schedule 13D/Amendment No. 31 filing with the SEC on January 30, 2017.
(3)	These securities are owned by investment companies, trusts and accounts, to which Ariel Investments, LLC (“Ariel”) serves as investment advisor and manager with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Ariel is deemed to be a beneficial owner of such securities. Information set forth above and in this note (3) is based upon Ariel’s Schedule 13G/Amendment No. 8 filing with the SEC on February 14, 2017.
(4)	These securities are owned by investment companies, trusts and accounts, to which Ancora Advisors, LLC (“Ancora”) serves as investment advisor and manager with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Ancora is deemed to be a beneficial owner of such securities; however, Ancora expressly disclaims the fact that it is, in fact, the beneficial owner of such securities, except to the extent of its pecuniary interest therein. Information set forth above and in this note (4) is based upon Ancora’s Schedule 13D/Amendment No. 5 filing with the SEC on March 8, 2017. Additionally, the reported securities also include shares owned by Mr. DiSanto, who is the Chairman and CEO of Ancora, who disclaims beneficial ownership, except to the extent of his pecuniary interest therein.
(5)	These securities are owned by investment companies, trusts and accounts, to which Dimensional Fund Advisors Inc. (“Dimensional”) serves as investment advisor and manager with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims the fact that it is, in fact, the beneficial owner of such securities. Information set forth above and in this note (5) is based upon Dimensional’s Schedule 13G/Amendment No. 14 filing with the SEC on February 9, 2017.
(6)	These securities are owned by funds to which Lone Star Management, LLC (“Lone Star”), the sole member of which is Jeffrey E. Eberwein, has voting and investment power. For purposes of the reporting requirements of the Exchange Act, Lone Star is deemed to be a beneficial owner of such securities. Information set forth above and in this note (6) is based upon Lone Star’s Schedule 13D filing with the SEC on January 27, 2017.
(7)	The address of each of the directors and executive officers listed above is c/o Edgewater Technology, Inc., 200 Harvard Mill Square, Suite 210, Wakefield, Massachusetts 01880.
(8)	Includes the following shares subject to Currently Exercisable Options: Ms. Singleton 233,037; Mr. Clancey 193,500; Ms. Ranzal-Knowles 276,089; Mr. Oakes 287,500; Ms. Zaepfel 73,333; Mr. DiSanto 6,659; Mr. Rutherford 6,659; Mr. Bova 13,320; Mr. Whelan 13,320; Mr. Carpenter 6,659; and Mr. Wolf 6,659. Mr. Di Santo disclaims ownership of the shares held by Ancora, except to the extent of his pecuniary interest therein. See note (4) above.
(9)	Amount excludes shares held by Ms. Singleton and Mr. Clancey, who are no longer executive officers or directors of the Company as of April 17, 2017.

Stock Ownership Guidelines

The Company’s Compensation Committee has established stock ownership guidelines for the Company’s Directors and Named Executive Officers, which are described in detail under “Compensation Discussion and Analysis—Stock Ownership Guidelines.”

Section 16(a) Beneficial Ownership Reporting Compliance

Under the U.S. securities laws, directors, executive officers and persons holding more than 10% of the Company’s common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of the copies of these forms received by us or written representations furnished to us, we believe that, for the reporting period covering our 2016 fiscal year, our executive officers and directors complied with all their reporting requirements under Section 16(a) for this fiscal year.

EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The Edgewater Technology, Inc. Amended and Restated Plan (the “2000 Plan”) allows for grants of non-qualified stock options of up to 4,000,000 shares of our common stock. All employees and officers of our Company and its subsidiaries and directors of our Company, including outside directors, are eligible for grants of stock options under the 2000 Plan. Shares covering awards that are forfeited, expire, or canceled will again be available for issuance under the 2000 Plan. The exercise price of stock options granted under the 2000 Plan must be at least the fair market value of a share of stock on the date of grant. Since the 2000 Plan, as initially adopted, and as amended and restated in 2002, is a “Broad-Based Plan” under prior NASDAQ rules, stockholder approval was not required with respect to the 2000 Plan. However, if there is a material amendment to the 2000 Plan, stockholder approval with respect to such amendment would be required under current NASDAQ listing requirements.

The Edgewater Technology, Inc. 2003 Incentive Plan (the “2003 Plan”) allows for grants of non-qualified stock options and restricted share awards of up to 500,000 shares of our common stock. All employees and officers of our Company and its subsidiaries, but none of our Company’s outside directors, are eligible for the grant of non-qualified stock options or awards of restricted shares under the 2003 Plan. Since the 2003 Plan, as initially adopted, was a “Broad Based Plan” under prior NASDAQ rules, stockholder approval was not required with respect to the 2003 Plan. The 2003 Plan expired on May 22, 2013; thus, no further grants may be awarded, but stock options issued under the 2003 Plan remain outstanding, subject to the terms of the 2003 Plan and any related option agreements.

The Edgewater Technology, Inc. 2008 Omnibus Incentive Plan (the “2008 Plan”) allows for grants of stock options and other equity awards of up to 1,500,000 shares of our common stock. All employees and officers of our Company and its subsidiaries and directors of our Company, including outside directors, are eligible for grants of stock options under the 2008 Plan. The 2008 Plan was approved by our stockholders on June 11, 2008.

The 2008 ESPP allows for employee stock purchases of our Company’s common stock at eighty-five percent (85%) of the lower of our common stock price as of the first or last trading day of each quarter. The 2008 ESPP currently authorizes purchases for up to 1,700,000 shares of our common stock by our employees and continues in effect until October 1, 2018, unless earlier terminated. The 2008 ESPP was approved by our stockholders on June 11, 2008, and a subsequent amendment to the 2008 ESPP (Amendment No. 3) was approved on June 3, 2015.

The Edgewater Technology, Inc. 2012 Omnibus Incentive Plan (the “2012 Omnibus Plan”) currently allows for grants of stock options and other equity awards of up to 1,100,000 shares of our common stock. All employees and officers of our Company and its subsidiaries and directors of our Company, including outside directors, are eligible for grants of stock options and other equity awards under the 2012 Omnibus Plan. The 2012 Omnibus Plan was approved by our stockholders on June 6, 2012.

For additional information regarding the above plans, see Note 11 to our audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Equity Compensation Plan Table

The following table sets forth certain information as of December 31, 2016, for our Company’s equity compensation plans, which consist of the 1996 Plan, the 2000 Plan, the 2003 Plan, the 2008 Plan, the 2008 ESPP and the 2012 Omnibus Plan:

Plan Category	(A) Number of Shares to be Issued upon Exercise of Outstanding Stock Options	(B) Weighted-Average Exercise Price of Outstanding Stock Options	(C) Number of Shares Remaining Available for Issuance under Equity Compensation Plans (Excluding Shares Reflected in Column (A))
Equity Compensation Plans Approved by Stockholders:
2008 Plan (1)	738,013	$3.39	51,702
2008 ESPP (2)	—	—	439,453
2012 Omnibus Plan (3)	541,500	$4.69	28,197

Equity Compensation Plans Not Approved by Stockholders:
2000 Plan (4)	1,534,817	$4.72	80,293
2003 Plan (5)	36,000	$3.73	—

Total	2,850,330	$3.88	599,645

(1)	The 2008 Plan provides for grants of stock options, awards of restricted shares and other equity and non-equity awards. The 2008 Plan is limited to awards covering up to 1,500,000 shares of our Company’s common stock. No shares of restricted stock have been issued since the 2008 Plan was approved by the stockholders on June 11, 2008.
(2)	The 2008 ESPP, which became effective for the purchase period beginning October 1, 2008 and which was subsequently amended on June 3, 2015 (Amendment No. 3), provides for purchases by our employees of up to 1,700,000 shares of our common stock. As of December 31, 2016, a total of 1,260,547 shares of our common stock were purchased under the 2008 ESPP. Of the 439,453 shares remaining available for issuance as of December 31, 2016, 31,961 shares were issued in connection with the purchase period ended December 31, 2016.
(3)	The 2012 Omnibus Plan provides for grants of stock options, awards of restricted shares and other equity and non-equity awards. The 2012 Omnibus Plan is limited to awards covering up to 1,100,000 shares of our Company’s common stock. 216,180 shares of restricted stock have been issued since the 2012 Omnibus Plan was approved by the stockholders on June 6, 2012.
(4)	The 2000 Plan provides for grants of nonqualified stock options of our common stock. The 2000 Plan is limited to grants covering up to 4,000,000 shares of our common stock.
(5)	The 2003 Plan provided for grants of nonqualified stock options and restricted share awards for up to 500,000 shares of our common stock. The 2003 Plan expired on May 22, 2013; thus, no further grants may be awarded, but stock options issued prior to that date remain outstanding subject to the terms of the 2003 Plan and any related share-based award agreements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2016 with management. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the CD&A be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

The Compensation Committee:

Stephen Bova, Chairman

Matthew Carpenter

Kurtis Wolf

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for the Edgewater executive officers identified in the Summary Compensation Table (the “Named Executive Officers”) presented under “Compensation of Named Executive Officers,” provides an overview and analysis of our compensation programs, the compensation decisions we have made under those programs, and the factors we considered in making those decisions with respect to the compensation earned by our Named Executive Officers. The Compensation Committee of the Board (the “Compensation Committee”) makes all decisions for the total direct compensation—that is, the annual base salaries and benefits; annual incentive compensation; and long-term incentives of the Company’s executive officers, including the Named Executive Officers.

Executive Summary

Edgewater’s operating strategy is based on the philosophy that success in its business sector is best measured by performance in a marathon, not a sprint. Our compensation policies and practices mirror this operating strategy, as compensation incentives are implemented as a direct extension of our operating strategy, and payouts are made only when fundamental operating objectives, including satisfaction of revenue or Adjusted EBITDA-based goals, have been achieved.

The Company’s operating performance has varied from year to year, primarily due to volatile industry demand for information technology-related products and services. Management and the Board annually review Edgewater’s business for the purpose of developing and updating a rolling three-year strategic plan focused on continually improving and broadening the Company’s scale of operations and driving consistent growth in revenue and Adjusted EBITDA over the planning horizon.

At the beginning of 2016, the Compensation Committee established 2016 target bonus opportunities premised on specified service revenue and Adjusted EBITDA levels tied to our budget and individual executive management objectives, as described in greater detail under “Individual Elements of Compensation; 2016 Compensation Decisions—Annual Incentive Compensation.”

Of the total 2016 bonus opportunities for Named Executive Officers, 80% is tied to service revenue and Adjusted EBITDA performance against targets and 20% is tied to other specific individual management performance objective goals. The Company exceeded the minimum service revenue threshold in 2016, however it did not exceed the minimum Adjusted EBITDA threshold (as described under “Elements of the 2016 Incentive Bonus Plan Opportunity”). Additionally, the Compensation Committee reviewed and approved the satisfaction of individual 2016 management performance objective goals for each of the Named Executive Officers.

Ms. Ranzal-Knowles’ Financial Performance Bonus Opportunity was established by the Committee based on the service revenues and Adjusted EBITDA contribution of the Ranzal Division of our EPM business; employees of Ranzal generally have a bonus opportunity that is calculated utilizing Ranzal service revenue and Adjusted EBITDA contribution. The Ranzal Division exceeded the minimum service revenue threshold, but did not exceed the minimum Adjusted EBITDA (as described under “Elements of the 2016 Incentive Bonus Plan Opportunity”).

The combined effects of the partial achievement against the 2016 Financial Performance Targets resulted in a partial bonus payout against target for all Named Executive Officers (43% of target), including Ms. Ranzal-Knowles (49% of target).

No stock option or restricted share awards were granted by the Board to the Company’s Named Executive Officers in March 2016 due to an insufficient number of shares available to provide competitive and meaningful awards. The Compensation Committee and the Board also decided not to request shareholder approval at the 2016 Annual Meeting for an increase in the shares available for grant under our equity plans as the Company was in the process of considering various strategic alternatives to enhance shareholder value.

The Company’s Board and Compensation Committee believe that equity-based awards are essential to our continued success. Equity-based awards are necessary to attract and retain highly-qualified officers, directors, key employees and other key individuals and to motivate these individuals to serve Edgewater and to expend maximum effort to improve Edgewater’s business results and earnings by providing these individuals with an opportunity to acquire or increase a direct proprietary interest in Edgewater’s operations and future success. Despite the Board’s focus on reducing the annual burn rate of equity awards from existing equity plans and mitigating stock option overhang, the Company is seeking stockholder approval of the 2017 Omnibus Plan to support our compensation philosophy, ensure a fully competitive total compensation program and to minimize the use of cash-based long-term incentives to reward our executive officers and outside directors.

Consideration of 2016 Say-On-Pay Voting Results

The Compensation Committee, when reviewing and determining compensation policies and deciding upon compensation strategies for the Company’s Named Executive Officers, considered the results of stockholder voting on the 2016 non-binding advisory vote to approve Named Executive Officer compensation. With 91% of the votes cast approving the compensation program for our Named Executive Officers, the Compensation Committee concluded that the Company’s stockholders were generally supportive of the Company’s executive compensation decisions and policies and that the Company would continue to adhere to such decisions and policies.

Compensation Philosophy

Our compensation programs are designed to attract, retain and compensate Edgewater’s executive employees, while motivating them to achieve superior performance. Different programs are geared to short- and longer-term performance with the goal of increasing stockholder value over the long term. Executive compensation programs affect all employees by setting general levels of compensation and helping to create an environment of goals, expectations and rewards. Because we believe the performance of every employee is important to our success, we are mindful of the effect executive compensation and incentive programs have on all of our employees.

We believe that the compensation of our executives primarily should reflect their success as a management team, in attaining key operating objectives, such as growth in revenue and growth in earnings before interest, taxes, stock-based compensation expense, depreciation and amortization and other non-recurring charges (or benefits) (“Adjusted EBITDA”), the development of long-term competitive advantage, and, to a lesser extent, individual performance goals and objectives. We believe that the performance of the executives in managing our Company, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option and other equity incentive programs.

Overview of Executive Compensation Components

The Company’s executive compensation program consists of several components, the most important elements of which are set forth in the table below.

	Pay Element	What the Pay Element Rewards	Why Edgewater Uses the Element
Base Salary	Base Salary	Pay for market performance in the executive role. Base salary adjustments allow the Committee to reflect an individual’s performance or changed responsibilities.	• Market practice and competitive factors. • To attract and retain executive talent.

Short-Term Incentives	Annual Executive Incentive Bonuses	Provides benefits for achievement of objective goals and financial success, mainly through revenue growth and Adjusted EBITDA-based objectives, and to a lesser extent individual performance.	• Market practice and competitive factors. • To motivate performance and meet annual goals.

Long-Term Incentives	Stock Options	Focus executives on increasing stock price over a minimum three-year vesting period and a maximum seven-year option term.	Stock options reward executives for increases in stockholder value.

	Restricted Stock	Retain executives over a vesting period (typically over three to five years) by granting underlying shares of Edgewater stock on continued employment during vesting period.	Restricted Stock awards reward past success and can help retain executives in a challenging business environment, and they further align the interests of executives with those of shareholders through direct share ownership.

	Stock Ownership Guidelines	The Company expects its CEO and other Named Executive Officers to satisfy stock ownership guidelines equal to three-times and one-times their base salary, respectively.	Fosters long-term stock ownership and aligns executives’ interests with those of stockholders.

For more detail regarding these components, see “Individual Elements of Compensation; 2016 Compensation Decisions” included elsewhere herein.

Compensation Consultant

The Company engaged Radford, an Aon Hewitt Company (“Radford”), as an independent compensation consultant (the “Compensation Consultant”) to assist the Committee in the discharge of its duties. Our Compensation Consultant does not perform any services for us other than for the Compensation Committee, and the Compensation Committee retains the right to terminate or replace the Compensation Consultant at any time.

During 2016, our Compensation Consultant provided the Compensation Committee with:

•	evaluation and refinement of the peer group to reflect the Company’s financial profile and current market conditions;

•	a review of the Board’s compensation, specific to ongoing equity guidelines;

•	comprehensive reviews of our executive compensation programs, including tally sheets reflecting all components of executive compensation;

•	peer group and market survey benchmarking data;

•	a review of the annual performance incentive award program design and long-term incentive mix;

•	advice regarding competitive levels of executive base salaries, annual performance incentive awards, and long-term equity compensation; and

•	recommendations for long-term equity incentives.

In preparing its compensation analyses for 2016, our Compensation Consultant analyzed compensation data from the companies included in our peer group, as well as the published compensation surveys of software products/services and professional/technical services firms with a primary focus on comparable companies with revenues less than $350 million, market capitalizations less than $350 million and a market capitalization to revenue multiple between 0.7x and 1.5x and a secondary focus on companies having a similar employee headcount profile.

The following is a list of all the companies in our peer group:

CSP, Inc.	GSE Systems, Inc.	Guidance Software, Inc.

Information Services Group	Innodata Isogen, Inc.	Limelight Networks, Inc.

NCI Information Systems, Inc.	NetSol Technologies, Inc.	Perficient, Inc.

QAD, Inc.	RCM Technologies, Inc.	Smith Micro Software, Inc.

Synacor, Inc.	The Hackett Group, Inc.	Widepoint Corp.

Changes to the Company’s 2015 peer group for 2016 included the removal of Cartesian (due to Cartesian’s market capitalization being significantly below our targeted scope), MasTech Holdings, Inc. (due to MasTech being in a dissimilar industry) and Mattersight Corp. (due to Mattersight having a valuation multiple far above our targeted scope). There were no additions to the peer group during 2016.

The 2016 peer group was developed by the Compensation Consultant, with management input, and was formally reviewed with and approved by the Compensation Committee in October 2016, at which time the Company was positioned at the median of the peer group in trailing twelve-month revenues and market capitalization. The Compensation Consultant’s recommendations with respect to base salary, bonus and equity incentive compensation are generally based on a combination of the broader survey information and available published data for the companies in the peer group.

The Compensation Committee generally seeks to target all elements of direct compensation at or near the 50th percentile of the peer group data and industry market survey data. Actual long-term equity incentive compensation awards were set at lower levels based on the current limited availability of shares for granting under the Company’s equity incentive plans.

Role of the Chief Executive Officer in the Compensation Process

As described elsewhere in this proxy statement, the Compensation Committee makes all decisions for the total direct compensation—that is, the annual base salaries and benefits; annual incentive compensation; and long-term incentives of the Company’s executive officers, including the Named Executive Officers. As it relates to compensation matters for the Company’s Named Executive Officers (other than the Chief Executive Officer), the Compensation Committee solicits recommendations from the Chief Executive Officer with regards to information that may be considered by the Compensation Committee in either the development of compensation programs or the awarding of objective and/or discretionary bonus amounts. The Compensation Committee, however, makes the final decision with respect to executive officer compensation.

Overall Compensation Goals

The goals of our executive compensation program are to:

•	compensate executive employees in a manner that realistically aligns the employee’s interests with the interests of our stockholders;

•	encourage continuation of our Company’s entrepreneurial spirit;

•	reward executives for successful long-term strategic management;

•	recognize outstanding performance; and

•	attract and retain highly qualified and motivated executives.

The Compensation Committee seeks to achieve these goals by setting base salaries for our executives that are competitive with those of our peers and providing incentives that enable total compensation to be in line with peer total compensation levels. Further, we place an important emphasis on “pay for performance,” as we believe that meaningful portions of a total compensation opportunity should be at risk. In addition, Edgewater believes that total compensation should reflect and properly reward outstanding performance, including performance above targeted levels.

We believe the mix of base salary, bonuses, stock option grants and restricted stock awards described below furthers our objectives, is consistent with our philosophy described previously and effectively links executive compensation to our Company’s operational performance.

Consideration Given to Individual Elements of Compensation

The Company’s compensation program for its Named Executive Officers is based upon various individual compensation elements such as base salary, annual incentive compensation and long-term stock awards. When reviewing compensation programs, the Compensation Committee views each of the compensation elements independently, as well as collectively as total direct compensation.

The Compensation Committee annually determines the compensation levels for our Named Executive Officers by considering several factors, including each executive officer’s roles and responsibilities, how the executive officer is performing those responsibilities, our historical and anticipated future financial performance and the compensation practices of companies in our peer group and where appropriate, survey data from a broader index of comparable public companies. The Compensation Committee does not maintain a specific policy or formula when establishing the allocation of total compensation among the various compensation elements (i.e., cash and non-cash compensation). The overall goal of the Compensation Committee is to establish individual compensation elements for its Named Executive Officers that align with the goals described under “Overall Compensation Goals” above, and align the interests of our Named Executive Officers with the interests of our stockholders.

Individual Elements of Compensation

The current compensation program for the Named Executive Officers is composed of three primary elements: annual base salaries and benefits; annual incentive compensation, in the form of cash bonus awards made under the incentive bonus program, which is technically part of our 2012 Omnibus Plan; and long-term incentives, consisting of stock options and restricted stock grants.

Annual Base Salaries and Benefits

Annual compensation consists of base salaries and benefits. These elements of Edgewater’s compensation program are intended to provide a degree of compensation certainty to executives by providing a reasonable amount of compensation that is not at-risk for performance.

Base Salaries. In June 2007, the Company entered into employment agreements with Ms. Singleton and Mr. Clancey (each, an “Employee” and collectively, the “Employees”), which were subsequently amended in December 2010, December 2013 and December 2016 (as amended, the “Employment Agreements”).

In December 2016, the Company entered into Third Amendments to the Employment Agreements with Ms. Singleton and Mr. Clancey (the “Third Amendments”). The Third Amendments further amended the term, salary and severance provisions in the Employment Agreements. The Third Amendments extended the term of the respective Employment Agreements for an additional term commencing on January 1, 2017 and continuing until December 31, 2017, unless terminated sooner in accordance with the termination provisions of the applicable Employment Agreement. Prior to the Third Amendments, the terms of the Employment Agreements would have expired as of December 31, 2016.

The Third Amendments did not change the current annual base salary amounts for Ms. Singleton or Mr. Clancey. The Third Amendments incorporated the current annual base salary levels of the Employees, subject to potential future increases based upon the review and determination of the Company’s Compensation Committee: Ms. Singleton, $450,000 and Mr. Clancey, $400,000. Prior to the Third Amendments, the Employment Agreements provided for minimum base salaries of $425,000 and $375,000 for Ms. Singleton and Mr. Clancey, respectively, which salaries were increased by the Company’s Compensation Committee to $450,000 and $400,000, respectively, effective as of January 1, 2015.

Each Third Amendment also provides that, the failure of the Company, at any time subsequent to December 2, 2016, to renew the Employment Agreement upon all of the same terms and conditions set forth therein for a period of at least one (1) year shall be deemed to be a termination by the Company of the Employee which is not for Cause (as defined in the Employment Agreement); and, in such event, upon the expiration of the term of the Employment Agreement, the Employee shall be entitled to the following severance benefits. If such termination by non-renewal occurs prior to a Change in Control (as defined in the Employment Agreement), the Company is required to (1) make a lump sum payment equal to two times the Employee’s annual base salary in effect at the time of such termination plus an amount equal to the Employee’s bonus target for the calendar year immediately preceding the calendar year in which termination of employment occurs (in no event will the bonus paid exceed one year’s annual base salary for the Employee), (2) accelerate the vesting of all options and restricted stock awards so that all unvested options and restricted stock awards shall become immediately vested and exercisable, and (3) continue the Employee’s healthcare, life insurance and disability coverage for a period of two years following such termination. If such termination by non-renewal occurs following a Change in Control, (y) the Employee is entitled to the same severance benefits noted above and (z) the non-competition, non-solicitation and confidentiality provisions in the Employment Agreement shall apply for only six months from the effective date of termination rather than twelve months. The Employee shall not be entitled to any of the foregoing severance benefits if the Employment Agreement is terminated by the Company for Cause prior to the expiration date of the Employment Agreement.

Our executive compensation strategy generally is for executives to receive a salary in line with the market, while being eligible for bonuses, stock option grants or restricted stock awards that generally generate value based on Company and individual performance. We believe that competitive base salary levels in combination with performance and stock-based incentives provide our executives with the potential to earn competitive industry total executive compensation levels, if corporate financial performance goals and individual performance goals are achieved.

Base salaries are designed to help attract and retain management talent. To ensure that salary ranges are competitive in the overall marketplace, salary ranges are periodically compared to the salaries paid for comparable positions within companies that compete with our Company for executive talent, including industry competitors, companies of comparable size in our key geographic markets, competitive industry practices, and companies with comparable revenues or profitability in other industries. Our compensation assessment efforts have been assisted by our Compensation Consultant, which conducted benchmark reviews of our Company to a peer group of companies as well as a broader survey of technology industry firms with less than $350 million in revenue (with a median of $168 million). These analyses compared the individual compensation elements, as well as total direct compensation, for each of our Named Executive Officers with peer group and market survey data at the market 25th, 50th and 75th percentiles.

The Compensation Committee generally reviews salaries of the Named Executive Officers in the first calendar quarter of each year to determine if any adjustment is appropriate. In reviewing and establishing salaries for the Named Executive Officers, the Committee considers the Company’s past performance, individual performance and experience and, with respect to the Named Executive Officers other than the CEO, recommendations made by the CEO. Additional factors considered in setting salary levels are the Committee members’ business judgment about the appropriate level of salary to retain, motivate and reward individual executives and to a certain extent, recommendations by our Compensation Consultant. Baseline amounts under employment agreements also influence base salary compensation levels.

In March 2017, the Compensation Committee authorized an increase in base salary, effective January 1, 2017, for Ms. Ranzal-Knowles (from $375,000 to $425,000), Mr. Oakes (from $325,000 to $350,000) and Ms. Zaepfel (from $215,000 to $225,000). The revised base salaries were set at a level in line with the 50th percentile (for Mr. Oakes and Ms. Zaepfel) and closer to the 75th percentile (for Ms. Ranzal-Knowles) for both peer group and market survey data for a similar executive role. Ms. Ranzal-Knowles’ base salary was set between the 50th and 75th percentile in recognition of her significant contributions to the continuing growth and development of the Company’s business. Additionally, the Compensation Committee established a base salary of $392,500 for Mr. Rutherford upon his appointment as the Company’s interim President and interim CEO, which salary amount is in alignment with the 50th percentile for both peer group and market survey data.

Benefits. The Company’s Named Executive Officers receive limited benefits that would be considered executive benefits. Most benefits are consistent with those offered generally to employees, which consist of life insurance, travel accident insurance, health insurance, dental insurance, flexible spending accounts, short-term and long-term disability, fitness club reimbursement, and opportunities to participate in Edgewater’s employee stock purchase program and 401(k) plan. Benefits and perquisites include a monthly automobile allowance that is provided to each of our Named Executive Officers (other than Ms. Zaepfel). In general, we believe the benefits described above are competitive with the marketplace. Please refer to “Compensation of Named Executive Officers—Summary Compensation Table” and the related footnotes for additional information about benefits.

Annual Incentive Compensation

Incentive compensation consists of cash bonuses and awards made under the incentive bonus plan, and its objective is to motivate executives annually, and to promote long-term growth. We refer to these opportunities as “bonus” opportunities consistent with historical practice. However, for “Summary Compensation Table” purposes, awards and payouts appear under the column “Non-Equity Incentive Plan Compensation” and not under the “Bonus” column, consistent with SEC rules.

Executive Incentive Bonuses. Future cash bonus payments will be made in accordance with our incentive bonus plan, under which we set annual incentive goals at meetings of the Compensation Committee in conjunction with the release of our prior year financial results. Our incentive bonus plan represents an important element of our compensation strategy, since achieving performance targets enables our executives to attain total current compensation in line with peer pay levels. In contrast, failure to achieve performance targets may result in total current compensation for our executives falling below, possibly substantially below, peer compensation levels.

Elements of the 2016 Incentive Bonus Plan Opportunity. For the 2016 fiscal year, the Committee established the following cash bonus opportunities and objectives for the Named Executive Officers:

Component	Minimum Financial Performance Target	Financial Performance Target	Maximum Financial Performance Target	Weighting of Applicable Components for All Named Executive Officers, Excluding Ms. Ranzal- Knowles	Weighting of Applicable Components for Ms. Ranzal- Knowles
	(Amounts In Millions)
Company service revenue (1)	$107.6	$119.6	$131.5	40%	—%
Company Adjusted EBITDA (1)	$11.2	$12.4	$13.7	40%	—%
Divisional service revenue (1)	$58.9	$65.5	$72.0	—%	40%
Divisional Adjusted EBITDA (1)	$12.1	$13.4	$14.8	—%	40%
Individual Performance Bonus Opportunity (2)				20%	20%

(1)	80% of the aggregate bonus opportunity was authorized for satisfaction of financial-based performance objectives (the “Financial Performance Bonus Opportunity”), for which

•	up to 50% of the Financial Performance Bonus Opportunity was dependent upon the satisfaction of Adjusted EBITDA goals; and

•	up to 50% of the Financial Performance Bonus Opportunity was dependent upon the satisfaction of service revenue goals, and in furtherance of this objective goal, the Committee established specified performance target levels for service revenue and for Adjusted EBITDA, which we refer to collectively as “Financial Performance Targets” and individually as the “Financial Performance Target.”

(2)	20% of the aggregate bonus opportunity is discretionary, and is dependent upon satisfaction of individual management performance objectives (the “Individual Performance Bonus Opportunity”) specifically set for each executive. The Committee established the following individual management objectives for the Named Executive Officers:

• Ms. Singleton	Individual management objectives were designed to reward the facilitation of the strategic alternatives process, with a focus upon the strategic corporate presentations.

• Mr. Clancey	Individual management objectives were designed to reward the facilitation of the strategic alternatives process, with a focus upon the strategic vision and messaging to potential suitors.

• Ms. Ranzal-Knowles	Individual management objectives were designed to reward the integration of M2 Dynamics, development of sales strategies targeted at Big Data and driving improvement in the Oracle channel’s billable consultant utilization.

• Mr. Oakes	Individual management objectives were designed to reward the facilitation of the strategic alternatives process, with a focus upon supporting the due diligence and valuation process.

• Ms. Zaepfel	Individual management objectives were designed to reward the successful integration and assimilation of 2015 acquisitions.

2016 Financial Performance Bonus Opportunity. The 2016 Financial Performance Bonus Opportunity was established to reward executives for achieving certain goals for (1) service revenue (targeted at $119.6 million) and (2) Adjusted EBITDA (targeted at $12.4 million). In accordance with the bonus plan, the established goals could be achieved independently, such that a payout could be made for exceeding the minimum service revenue goal, but not the minimum Adjusted EBITDA goal. Conversely, a payout could be made for exceeding the minimum Adjusted EBITDA goal, but not the minimum service revenue goal. The bonus plan was also designed to provide additional incentives for overachievement beyond target goals, so that more than 100% of each target goal could be paid out if overachievement occurred.

2016 Individual Performance Bonus Opportunity. The 2016 Individual Performance Bonus Opportunity was established on an individual basis for each Named Executive Officer based upon the expected professional contribution of each functional executive position and the impact of such contribution on the overall strategic and operational goals of the Company. This constituted 20% of the aggregate total eligible bonus opportunity of each of our Named Executive Officers.

Total Eligible Bonus Opportunity. The aggregate total eligible bonus opportunity for each of the Named Executive Officers was determined in relation to a percentage of base salary.

For 2016, the total eligible bonus opportunity for the Named Executive Officers was as follows:

Executive	Aggregate Eligible Bonus as a % of Salary	$ Amount of Aggregate Eligible Bonus Opportunity
Shirley Singleton	100%	$450,000
David Clancey	100%	400,000
Robin Ranzal-Knowles	100%	375,000
Timothy R. Oakes	75%	243,750
Kristin Zaepfel	40%	86,000

2016 Bonus Award Payments. In March 2017, the Compensation Committee evaluated the extent to which individual elements of the 2016 Incentive Bonus Plan Opportunity had been earned and determined the amount of bonuses payable. In 2016, Financial Performance Bonus Opportunities were focused on the attainment of service revenue and Adjusted EBITDA targets; for these purposes, Adjusted EBITDA includes all applicable incentive bonus plan expense accruals. The Compensation Committee’s review was based on its knowledge of the Company, its contact with the executives throughout the year and reviews of Company and individual executive officer performance. An executive officer must be employed by the Company as of the date any bonus is paid, in order to be eligible to receive it.

	Financial Performance Bonus Opportunity
Named Executive Officer	Company/ Divisional Service Revenue	Company/ Divisional Adjusted EBITDA	Individual Performance Bonus Opportunity	Total Bonus Opportunity	Bonus as % of Target
Shirley Singleton:
At Target	$180,000	$180,000	$90,000	$450,000	100%
Achieved	103,957	—	90,000	193,957	43%
David Clancey:
At Target	160,000	160,000	80,000	400,000	100%
Achieved	92,406	—	80,000	172,406	43%
Robin Ranzal-Knowles:
At Target	150,000	150,000	75,000	375,000	100%
Achieved	107,137	—	75,000	182,137	49%
Timothy R. Oakes:
At Target	97,500	97,500	48,750	243,750	100%
Achieved	56,310	—	48,750	105,060	43%
Kristin Zaepfel:
At Target	32,000	32,000	17,200	81,200	100%
Achieved	19,867	—	17,200	37,067	43%

The Company’s Named Executive Officers, including Ms. Ranzal-Knowles, qualified for a partial bonus payment under the Financial-based Performance Bonus Opportunity. During 2016, service revenue exceeded the minimum Financial Performance Targets and Adjusted EBITDA levels did not exceed the established minimum Financial Performance Targets, which qualified the Named Executive Officers for a partial bonus payout under the 2016 Financial-based Performance Bonus Opportunity.

Each of the Named Executive Officers qualified for a bonus payment under the Individual Performance Bonus Opportunity. The Compensation Committee, based on consideration of input from Ms. Singleton, its knowledge of the Company, its contact with the executives throughout the year and a review of each individual Named Executive Officer’s performance, determined each individual Named Executive Officer qualified for a bonus payment in connection with the satisfactory achievement of each officer’s individual management objectives.

2017 Bonus Authorization. On April 18, 2017, the Compensation Committee established and approved the Financial Performance Bonus Opportunity targets and Individual Performance Bonus Opportunity objectives for Named Executive Officers for 2017. The Compensation Committee established aggregate total eligible target bonus opportunities for the Named Executive Officers at the following amounts: Mr. Rutherford, $392,500; Ms. Ranzal-Knowles, $325,000; Mr. Oakes, $210,000; and Ms. Zaepfel, $90,000. The Company’s 2017 Financial Performance Bonus Opportunities for our Named Executive Officers will be solely focused upon Adjusted EBITDA performance.

For 2017, the total eligible bonus opportunity for the Named Executive Officers will be as follows:

Component	Weighting of Applicable Components for All Named Executive Officers, Excluding Ms. Ranzal- Knowles	Weighting of Applicable Components for Ms. Ranzal-Knowles
Company Adjusted EBITDA	80%	—%
Divisional Adjusted EBITDA	—%	80%
Individual Performance Bonus Opportunity	20%	20%

Long-Term Stock Awards

We have granted in the past, and we intend to grant or award in the future, to our executives and other key employees, stock options and restricted stock awards. Options have been, and will be, granted at an exercise price equal to the closing sales price of our common stock, as reported on NASDAQ, on the date of grant. Options have no monetary value to the executives unless the market price of our common stock increases above the exercise price. Restricted stock awards, although having immediate value upon the date of the award, are subject to time vesting provisions, which generally require an executive to remain with our Company during the time vesting period, before being able to access the value of any such awards. Although we have not done so in the past, we may base vesting of future option grants or restricted stock awards on an objective analysis of various performance criteria. Restricted stock awards have historically been awarded at the par value of our Company’s common stock, which is $0.01 per share.

The value of long-term stock awards is primarily based on the performance of Edgewater common stock and therefore is designed to align the executives’ interests with those of the Company’s stockholders. A stock option is the right to purchase shares of common stock of the Company generally within seven to ten years after the date of grant.

In general, the Company’s long-term stock awards are based on each executive’s historical contributions, experience and tenure with the Company, past and expected future contributions to the Company, and in part after examining the competitive marketplace.

No stock option or restricted share awards were granted by the Board to the Company’s Named Executive Officers in March 2016 due to an insufficient number of shares available to provide competitive and meaningful awards. The Compensation Committee and the Board also decided not to request shareholder approval at the 2016 Annual Meeting for an increase in the shares available for grant under our equity plans as the Company was in the process of considering various strategic alternatives to enhance shareholder value.

The Company’s Board and Compensation Committee believe that equity-based awards are essential to our continued success. Equity-based awards are necessary to attract and retain highly-qualified officers, directors, key employees and other key individuals and to motivate these individuals to serve Edgewater and to expend maximum effort to improve Edgewater’s business results and earnings by providing these individuals with an opportunity to acquire or increase a direct proprietary interest in Edgewater’s operations and future success. Despite the Board’s focus on reducing the annual burn rate of equity awards from existing equity plans and mitigating stock option overhang, the Company is seeking stockholder approval of the 2017 Omnibus Plan to support our compensation philosophy, ensure a fully competitive total compensation program and to minimize the use of cash-based long-term incentives to reward our executive officers and outside directors.

Please refer to the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End” tables and the related footnotes for additional information about long-term stock awards.

Consideration Given to Annual and Long-Term Incentive Awards

After reviewing the Company’s prior year-end financial results, the Committee decides whether to grant individual cash bonuses and long-term stock awards, and determines the amount of these bonuses and awards, based on the factors previously discussed. The Committee’s review of total compensation opportunities is based on its knowledge of the Company, its contact with the executives throughout the year and a review of performance, with a primary focus on overall Company performance and a secondary focus on individual performance, as well as market and competitive factors.

The Committee also compares the Company’s performance to that of its peer competitors. Additionally, companies with comparable revenues in our industry, as well as similar industries, are also surveyed to ensure that executive compensation is competitive in the overall marketplace. The Compensation Committee believes that the Company should provide total compensation to its executives that is competitive among its peers in order to continue attracting and retaining the most talented people. The Compensation Committee considers the foregoing performance factors in making individual compensation decisions. The Committee also applies its own business judgment in light of these factors (and in certain circumstances, the recommendations made by its Compensation Consultant) in making final incentive award determinations.

Potential Payments Upon Termination and/or Change in Control

The Employment Agreements with Ms. Singleton and Mr. Clancey provide that, if the executive is terminated without cause or terminates his or her employment for good reason (in each case, absent a change of control of the Company), then the Company is required to pay to the executive a lump sum payment equal to two times the executive’s annual base salary in effect at the time of such termination plus an amount equal to the executive’s bonus target for the calendar year immediately preceding the calendar year in which termination of employment occurs. In no event will the bonus paid exceed one year’s annual base salary for the executive. The total amounts due will be payable in two installments: (a) thirty (30) days after the date of such termination, a first payment equal to the greater of (i) $510,000 or (ii) two times the executive’s annual base salary in effect at the time of such termination; and (b) six months after the date of such termination, a second payment equal to the excess of (i) the amount of the severance payment, over (ii) the amount paid under section (a) above (the “Severance Payment Provisions”). In addition, the Company is required to accelerate the vesting of all options and restricted stock awards so that all unvested options and restricted stock awards shall become immediately vested and exercisable, and to continue the employee’s healthcare, life insurance and disability coverage for a period of two years following such termination.

In March 2017, the Company’s Board of Directors voted to remove, without cause, Ms. Singleton as the Company’s President and CEO. In accordance with the terms of Ms. Singleton’s employment agreement, the Company will pay Ms. Singleton a total of $1.4 million, representing two times her annual base salary in effect at the time of her termination, plus an amount equal to her bonus target for the calendar year immediately preceding the calendar year in which she was terminated. Additionally, all outstanding and unvested stock options and restricted stock awards became immediately vested and exercisable at the time of her termination.

In March 2017, the Company’s Board of Directors voted to remove, without cause, Mr. Clancey as the Company’s Executive Vice President, Chief Strategy Officer and Chief Technology Officer. In accordance with the terms of Mr. Clancey’s employment agreement, the Company will pay Mr. Clancey a total of $1.2 million, representing two times his annual base salary in effect at the time of his termination, plus an amount equal to his bonus target for the calendar year immediately preceding the calendar year in which he was terminated. Additionally, all outstanding and unvested stock options and restricted stock awards became immediately vested and exercisable at the time of his termination.

In December 2013, the Company made technical amendments to the change in control agreements with each of Mr. Oakes, the Company’s CEO, and Ms. Ranzal-Knowles, the President of Edgewater Technology-Ranzal, Inc. The amended language provides that if, at the time of termination, the employee is a “specified employee”, as defined in Treasury Regulations, Sec 1.409A-1(i), then severance payments will be delayed for a period of six months after the date of termination. Additional information regarding severance and other change in control benefits is provided in the section entitled “Compensation of Named Executive Officers—Employment, Severance and Change in Control Agreements” elsewhere in this proxy statement.

The Company provides a level of severance benefits that the Compensation Committee believes is necessary to provide a competitive compensation package to these senior executives. Maintaining these arrangements enables the Company to attract and retain senior executives, provide senior executives with a degree of certainty regarding their future employment relationship, and ensure the continued commitment of senior executives in the event of a potential or actual change in control. Payments upon a change in control also further align the interests of the executives with those of the stockholders. Providing change in control benefits is designed to reduce the reluctance of management to pursue potential change in control transactions that may be in the best interests of the stockholders, and helps ensure stability in the event of a change in control of the Company.

The Compensation Committee further believes that the level of severance benefits and vesting of outstanding equity awards under the employment agreements, including multiples of pay, are consistent with market practice and necessary for the Company to be competitive in attracting and retaining talent in the Company’s industry, and are also commensurate with each senior executive’s level of responsibility.

Tax Considerations

The Compensation Committee intends to structure grants of equity and annual bonuses to certain Named Executive Officers, who may be subject to Internal Revenue Code Section 162(m), in a manner that qualifies these grants as “performance-based” compensation under that Section. Section 162(m) generally disallows a tax deduction to public corporations for compensation over $1.0 million paid to certain of the corporation’s Named Executive Officers in any fiscal year. However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit, if the compensation plan is approved by the corporation’s shareholders and if other specified requirements are met. The 1996 Plan, as amended, 2008 Plan and 2012 Omnibus Plan were approved by the Company’s stockholders at our May 8, 1998, June 11, 2008 and June 6, 2012 Annual Stockholders’ Meetings, respectively, and were designed to meet the requirements of Section 162(m) with respect to stock option awards. The 2000 Plan and the 2003 Plan, however, have not been approved by the Company’s stockholders. As a result, stock option grants or restricted stock awards to certain executive officers under the 2000 and 2003 Plans (if they cause the executive’s compensation to exceed $1.0 million in any one year) might not be fully deductible under Section 162(m). Since December 2009, stock options have been granted to Ms. Singleton and Mr. Clancey from the 2000 Plan; these options will be treated for tax purposes as compensation paid in the year of their exercise. Because the 2000 Plan was not approved by the Company’s stockholders, the compensation expense arising upon the exercise of the options held by Ms. Singleton and Mr. Clancey may not be fully deductible by the Company in the year of exercise. For fiscal year 2016, compensation paid to our employees is fully deductible under Section 162(m). The Committee reserves the authority to award non-deductible compensation in certain circumstances as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued there under, no assurance can be given, notwithstanding our efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Accounting Considerations

The Compensation Committee also considers the effects certain types of equity awards have on the financial statements of the Company. The Company reports share-based compensation expense related to all equity awards in accordance with the fair value recognition provisions of ASC Topic 718.

Risk Assessment

The Compensation Committee annually evaluates whether our executive and broad-based compensation programs contribute to unnecessary risk-taking and has concluded that our compensation programs do not motivate imprudent risk taking and the risks arising from these programs are not reasonably likely to have a material adverse effect on Edgewater.

Timing of Stock-Based Incentive Awards

The Company historically has not formalized a set program, plan or practice to time equity awards, including option grants, to its Named Executive Officers or directors in coordination with the release of material non-public information. Commencement of Service Awards are typically timed to coincide within 90 days of the start date of such new employee or director or promoted employee. Aside from Commencement of Service Awards, the grant date of option awards to a Named Executive Officer typically occurs after the public release of prior year-end financial results.

Restricted stock awards have been made at the discretion of the Compensation Committee; they have been awarded in tandem with the grant of options in 2015, 2014, 2013, 2007 and 2006. In general, future equity awards, if any, made to Named Executive Officers are expected to be authorized in a given fiscal year during the first quarter, after the release of prior year financial results and at the regularly scheduled March meeting of the Board of Directors and Compensation Committee.

Stock Ownership Guidelines

In March 2005, the Company’s Compensation Committee established stock ownership guidelines, as ratified by the Company’s Board, for the Company’s directors and Named Executive Officers (the “Management Group”). The objective of the stock ownership guidelines was to increase the Management Group’s equity stake in the Company and more closely align their interests with those of our stockholders.

For Named Executive Officers, the guidelines required, within a three-year period, each Named Executive Officer, excluding the Company’s Chief Executive Officer (or CEO), to attain an investment position representative of a weighted combination of directly owned shares, vested “in-the-money” stock options and/or restricted stock awards, in Edgewater stock equal to the sum of their annual base salary. The guidelines further required, within the same three-year period, the Company’s CEO attain an investment position equal to three times her annual base salary. Once attained, an executive’s guideline does not change as a result of changes in his or her base salary or fluctuations in the Company’s common stock price.

For directors, the guidelines provide that each director must own 5,000 shares of the Company’s common stock. Each new Director elected to the Company’s Board has two years from the effective date of his or her appointment to directly own 5,000 shares of the Company’s stock. Apart from the above, we have created no incentives, disincentives or facilitative programs in connection with the stock ownership guidelines.

Each Director and Named Executive Officer currently required to be compliant with the ownership guidelines has attained compliance with applicable stock ownership guidelines and no other actions are required now or in the future. Messrs. Bova and Whelan, who joined the Board in March 2016, will have two years (until March 2018) to meet the stock ownership requirement. Messrs. Carpenter, DiSanto, Rutherford and Wolf, who joined the Board in March 2017, will have two years (until March 2019) to meet the stock ownership requirement.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

This section describes the compensation paid, or payable, for the last three fiscal years to our President and CEO, our CFO and each of our three most highly compensated executive officers (other than our CEO and CFO) serving in such positions on December  31, 2016.

Summary Compensation Table

Name and Principal Position	Year	Salary	(1) Stock Awards		(1) Option Awards		(2) Non-Equity Incentive Plan Compensation	(3) All Other Compensation	Total
Shirley Singleton Chairman, President and Chief Executive Officer	2016 2015 2014	$450,000 449,215 425,000	$	— 139,600 137,600	$	— 100,400 100,000	$193,957 90,000 483,084	$23,646 23,518 23,129	$667,603 802,733 1,168,813

David Clancey Executive Vice President, Chief Strategy Officer and Chief Technology Officer	2016 2015 2014	400,000 399,216 375,000		— 139,600 137,600		— 100,400 100,000	172,406 80,000 426,250	30,308 30,632 28,577	602,714 749,848 1,067,427

Robin Ranzal-Knowles President of Edgewater Technology-Ranzal, Inc.	2016 2015 2014	375,000 374,216 350,000		— 87,250 86,000		— 62,750 62,500	182,137 75,000 292,538	23,981 22,997 23,661	581,118 622,213 814,699

Timothy R. Oakes Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary	2016 2015 2014	325,000 324,215 300,000		— 130,875 86,000		— 94,125 62,500	105,060 48,750 255,750	26,927 25,717 24,291	456,987 623,682 728,541

Kristin Zaepfel Vice President, Human Resources	2016 2015 2014	215,000 214,529 200,000		— 43,625 43,344		— 31,375 31,250	37,067 17,000 90,933	20,721 19,420 18,086	272,788 326,949 383,613

(1)	Amounts are based on the aggregate grant date fair value of stock awards and stock option awards made to the Named Executive Officers in the applicable year. The reported amounts are calculated in accordance with the provisions of ASC Topic 718. See Note 11 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 regarding assumptions underlying the valuation of the Company’s equity awards in 2015 and 2014.
(2)	Represent amounts earned by each Named Executive Officer under the Company’s performance-based annual incentive plan. Refer to “Compensation Discussion and Analysis” elsewhere herein.
(3)	Items include (a) matching contributions made to the Company’s 401(k) plan on behalf of the Named Executive Officers; (b) medical, dental and disability insurance; (c) excess life insurance for Mr. Clancey; and (d) a monthly automobile allowance that was provided to our CEO, President of Edgewater Technology-Ranzal, Inc., Chief Strategy and Technology Officer, Chief Operating Officer and CFO.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards to the Named Executive Officers during 2016.

Name	Grant Date	(1) Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Closing Price of Stock on Grant Date	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Shirley Singleton	—	$270,000	$450,000	$630,000	$—	$—	$—	—	—	$—	$—	$—
	—	—	—	—	—	—	—	—	—	—	—	—
David Clancey	—	240,000	400,000	560,000	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—
Robin Ranzal-Knowles	—	225,000	375,000	525,000	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—
Timothy R. Oakes	—	146,250	243,750	341,250	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—
Kristin Zaepfel	—	51,600	86,000	120,400	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—

(1)	These awards are described in detail under “Compensation Discussion and Analysis—Annual Incentive Compensation; Total Eligible Bonus Opportunity.”

Option Exercises and Stock Vested

The following table sets forth information concerning option exercises and the vesting of stock awards for Named Executive Officers during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	(1) Value Realized on Exercise	Number of Shares Acquired on Vesting	(2) Value Realized on Vesting
Shirley Singleton	275,000	$771,789	23,776	$175,631
David Clancey	244,000	769,770	23,767	175,638
Robin Ranzal-Knowles	50,000	187,660	14,600	107,894
Timothy R. Oakes	50,000	192,464	16,683	123,287
Kristin Zaepfel	14,500	9,469	7,117	52,595

(1)	Value realized is calculated as the aggregate market value on the exercise date of the shares of the common stock received upon exercise of options, less the aggregate exercise price of options (calculated before payment of any applicable withholding or income taxes).
(2)	Value realized is calculated as the aggregate market value on the date of vesting of the shares with respect to which restrictions lapsed during 2016 (calculated before payment of any applicable withholding or income taxes).

Outstanding Equity Awards at Fiscal Year End

The following table sets forth outstanding equity awards for Named Executive Officers as of December 31, 2016.

	Option Awards						Stock Awards
Name	Grant Date (1)	Vesting Period (In Years)	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested (2)
			Exercisable	Unexercisable
Shirley Singleton (3)	6/16/10	3.00	75,000	—	$2.84	6/16/17	—	$—
	3/9/11	3.00	100,000	—	3.15	3/9/18	—	—
	3/26/12	3.00	85,000	—	3.73	3/26/19	—	—
	3/6/13	3.00	62,500	—	4.20	3/6/20	—	—
	3/5/14	3.00	26,667	13,333	6.89	3/5/21	—	—
	3/6/15	3.00	13,334	26,666	6.99	3/6/22	—	—
	3/5/14	3.00	—	—	—	—	6,667	50,003
	3/6/15	3.00	—	—	—	—	13,333	99,998

David Clancey (4)	6/16/10	3.00	75,000	—	2.84	6/16/17	—	—
	3/9/11	3.00	100,000	—	3.15	3/9/18	—	—
	3/26/12	3.00	85,000	—	3.73	3/26/19	—	—
	3/6/13	3.00	62,500	—	4.20	3/6/20	—	—
	3/5/14	3.00	26,667	13,333	6.89	3/5/21	—	—
	3/6/15	3.00	13,334	26,666	6.99	3/6/22	—	—
	3/5/14	3.00	—	—	—	—	6,667	50,003
	3/6/15	3.00	—	—	—	—	13,333	99,998

Robin Ranzal-Knowles	6/16/10	3.00	15,000	—	2.84	6/16/17	—	—
	3/9/11	3.00	42,526	—	3.15	3/9/18	—	—
	3/7/12	3.00	14,396	—	3.52	3/7/19	—	—
	3/26/12	3.00	42,500	—	3.73	3/26/19	—	—
	9/26/12	3.00	82,500	—	4.04	9/26/19	—	—
	3/6/13	3.00	37,500	—	4.20	3/6/20	—	—
	3/5/14	3.00	16,667	8,333	6.89	3/5/21	—	—
	3/6/15	3.00	8,334	16,666	6.99	3/6/22	—	—
	3/5/14	3.00	—	—	—	—	4,167	31,253
	3/5/14	3.00	—	—	—	—	8,333	62,498

Timothy R. Oakes	3/9/11	3.00	75,000	—	3.15	3/9/18	—	—
	3/26/12	3.00	42,500	—	3.73	3/26/19	—	—
	9/26/12	3.00	82,500	—	4.04	9/26/19	—	—
	3/6/13	3.00	37,500	—	4.20	3/6/20	—	—
	3/5/14	3.00	16,667	8,333	6.89	3/5/21	—	—
	3/6/15	3.00	12,500	25,000	6.99	3/6/22	—	—
	3/5/14	3.00	—	—	—	—	4,167	31,253
	3/6/15	3.00	—	—	—	—	12,500	93,750

Kristin Zaepfel	3/9/11	3.00	5,000	—	3.15	3/9/18	—	—
	3/26/12	3.00	10,500	—	3.73	3/26/19	—	—
	9/26/12	3.00	19,500	—	4.04	9/26/19	—	—
	3/6/13	3.00	17,500	—	4.20	3/6/20	—	—
	3/5/14	3.00	8,333	4,167	6.89	3/5/21	—	—
	3/6/15	3.00	4,167	8,333	6.99	3/6/22	—	—
	3/5/14	3.00	—	—	—	—	2,100	15,750
	3/6/15	3.00	—	—	—	—	4,167	31,253

(1)	Options granted to the Named Executive Officers are seven-year options. Options granted vest in equal annual installments over a three-year period. Restricted share awards vest in equal annual installments over a three-year period.
(2)	The market value of the Common Stock is based on the closing price of the Common Stock on the NASDAQ stock market on December 30, 2016 ($7.50 per share).
(3)	In March 2017, the Company’s Board of Directors voted to remove, without cause, Ms. Singleton as the Company’s President and CEO. In accordance with the terms of her employment agreement, all outstanding and unvested stock options and restricted stock awards became immediately vested and exercisable at the time of her termination. By their terms, the various options expire three months after the date of termination.

(4)	In March 2017, the Company’s Board of Directors voted to remove, without cause, Mr. Clancey as the Company’s Executive Vice President, Chief Strategy Officer and Chief Technology Officer. In accordance with the terms of his employment agreement, all outstanding and unvested stock options and restricted stock awards became immediately vested and exercisable at the time of his termination. By their terms, the various options expire three months after the date of termination.

Employment, Severance and Change in Control Agreements

The Compensation Committee believes that it is in the Company’s best interest as well as the interests of its stockholders to offer severance and change in control benefits to certain of its Named Executive Officers. Edgewater competes for talent in a highly competitive market in which companies routinely offer similar benefits to senior executives. The Compensation Committee believes that providing severance and change in control benefits to its Named Executive Officers reduces any reluctance of senior management to pursue potential change in control transactions that may be in the best interests of stockholders. In addition, the income security provided by competitive severance and change in control arrangements helps minimize distractions caused by uncertain personal financial circumstances during the negotiation of a potential change in control transaction, a period of time requiring focused and thoughtful leadership to ensure a successful outcome.

Employment Agreements for Ms. Singleton and Mr. Clancey: On June 12, 2007, the Company entered into three-year employment agreements with Ms. Singleton, as the Company’s President and CEO, and Mr. Clancey, as the Company’s Executive Vice President, Chief Strategy Officer and Chief Technology Officer. On December 17, 2010, each employment agreement was amended to update salary and severance provisions and extend the term for an additional three years. On December 4, 2013, each employment agreement was further amended to update salary and severance provisions and extend the term for an additional three years. On December 2, 2016, each employment agreement was further amended to update salary levels, extend the term through December 31, 2017 and provide severance in the event the Company failed, at any time subsequent to December 2, 2016, to renew the agreement upon all of the same terms and conditions set forth therein for a period of at least one (1) year. The employment agreements, as amended, for Ms. Singleton and Mr. Clancey are collectively referred to as the “Employment Agreements” and separately as an “Employment Agreement.”

The Employment Agreements established the following minimum annual base salary levels: Ms. Singleton, $450,000 and Mr. Clancey, $400,000.

The Employment Agreements contain a covenant not to compete with the Company, concerning its business, non-solicitation of employees and customers during the term of the agreement and for the twelve-month period immediately following termination with the Company.

In accordance with the terms of the Employment Agreements, if either Ms. Singleton or Mr. Clancey is terminated without cause or either Ms. Singleton or Mr. Clancey terminates his or her respective employment for Good Reason (as defined therein) in the absence of a Change in Control involving the Company, then the Company is required to (i) make a lump sum payment equal to two (2) times the employee’s annual base salary in effect at the time of such termination plus an amount equal to the employee’s bonus target for the calendar year immediately preceding the calendar year in which termination of employment occurs (in no event will the bonus paid exceed one (1) year’s annual base salary for the employee), (ii) accelerate the vesting of all options and restricted stock awards so that all unvested options and restricted stock awards shall become immediately vested and exercisable, and (iii) continue employee’s healthcare, life insurance and disability coverage for a period of two years following such termination.

In March 2017, the Company’s Board of Directors voted to remove, without cause, Ms. Singleton as the Company’s President and CEO. In accordance with the terms of Ms. Singleton’s employment agreement, the Company will pay Ms. Singleton a total of $1.4 million, representing two times her annual base salary in effect at the time of her termination, plus an amount equal to her bonus target for the calendar year immediately preceding the calendar year in which she was terminated. Additionally, all outstanding and unvested stock options and restricted stock awards became immediately vested and exercisable at the time of her termination.

In March 2017, the Company’s Board of Directors voted to remove, without cause, Mr. Clancey as the Company’s Executive Vice President, Chief Strategy Officer and Chief Technology Officer. In accordance with the terms of Mr. Clancey’s employment agreement, the Company will pay Mr. Clancey a total of $1.2 million, representing two times his annual base salary in effect at the time of his termination, plus an amount equal to his bonus target for the calendar year immediately preceding the calendar year in which he was terminated. Additionally, all outstanding and unvested stock options and restricted stock awards became immediately vested and exercisable at the time of his termination.

Change in Control Agreement for Ms. Ranzal-Knowles : On September 15, 2010, the Company entered into a severance agreement with Ms. Ranzal-Knowles (the “Original Knowles Severance Agreement”) under which the Company would be obligated to pay, in certain circumstances, (i) severance pay for a period of six months of her annual base salary then in effect, together with six months continued coverage under the Company’s medical and dental plans, (ii) a lump sum payment in an amount equal to one-half of the annual performance bonus paid by the Company during the preceding fiscal year and (iii) full vesting of all stock option grants in the event Ms. Ranzal-Knowles’ employment were terminated by the Company without “cause” within one year following a “change in control” of the Company.

On December 4, 2013, the Company entered into a restated severance agreement with Ms. Ranzal-Knowles (the “Restated Knowles Severance Agreement”), which provided for the modification of the payment provisions associated with amounts due to Ms. Ranzal-Knowles under the provisions of the Original Knowles Severance Agreement in the event she is deemed to be a “specified employee,” as defined in the Treasury Regulations.

Under the Restated Knowles Severance Agreement, “cause” is defined as (1) the employee’s material breach of any provision of the Company’s Confidentiality and Non-Disclosure Agreement, (2) following notice and an opportunity to be heard on the subject, a determination that the employee has willfully failed and refused to comply with the material and reasonable directives of the Company or breached her fiduciary duties to the Company, (3) employee’s failure to meet written performance standards established by the President and CEO of the Company from time to time which the employee has failed to cure within 90 days after receipt of written notice of nonperformance from the Company, (4) the employee’s gross negligence or willful or intentional misconduct, or (5) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony with respect to the employee, or any other criminal activity which materially affects the employee’s ability to perform her duties or materially harms the reputation of the Company.

Change in Control Agreement for Mr. Oakes : On July 21, 2008, the Company entered into a severance agreement with Mr. Oakes (the “Original Oakes Severance Agreement”) under which the Company would be obligated to pay Mr. Oakes, in certain circumstances, his annual base pay then in effect, for a period of six months, together with six months of continued coverage under the Company’s medical and dental plans, in the event his employment were terminated by the Company without “cause” within one year following a Change in Control of the Company.

On December 4, 2013, the Company entered into a restated severance agreement with Mr. Oakes (the “Restated Oakes Severance Agreement”), which provided for the modification of the payment provisions associated with amounts due to Mr. Oakes under the provisions of the Original Oakes Severance Agreement in the event he is deemed to be a “specified employee,” as defined in the Treasury Regulations.

Under the Restated Oakes Severance Agreement, “cause” is defined as (1) the employee’s material breach of any provision of the Company’s Confidentiality and Non-Disclosure Agreement, (2) following notice and an opportunity to be heard on the subject, a determination that the employee has willfully failed and refused to comply with the material and reasonable directives of the Company or breached his fiduciary duties to the Company, (3) employee’s failure to meet written performance standards established by the President and CEO of the Company from time to time which the employee has failed to cure within 90 days after receipt of written notice of nonperformance from the Company, (4) the employee’s gross negligence or willful or intentional misconduct, or (5) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony with respect to the employee, or any other criminal activity which materially affects the employee’s ability to perform his duties or materially harms the reputation of the Company.

Potential Termination Payments and Equity Awards

The Employment Agreements for certain of our Named Executive Officers, as described above, generally provide for cash payment in the event that their employment with the Company is terminated in certain circumstances by the Company without cause or by such Named Executive Officer for Good Reason (1) outside of a Change in Control and (2) in connection with a Change in Control. Similarly, the severance agreements for Ms. Ranzal-Knowles and Mr. Oakes provides for cash payment in event his or her employment with the Company is terminated without cause or in connection with a Change in Control. The potential payouts each Named Executive Officer may be eligible to receive in either instance under their respective employment agreements is calculated based upon the measurement criteria described above.

If the Named Executive Officers covered by employment agreements or severance agreements had their employment terminated as of December 31, 2016, the Named Executive Officers would have been eligible to receive payments, depending upon whether the termination was for Good Reason or based upon a Change in Control, as set forth in the following table.

Termination Payout Table

The following table sets forth information concerning termination payouts for Named Executive Officers as of December 31, 2016. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment and would only be payable if the events set forth in the table below occur.

	Potential Termination Payments
	Without Cause or for Good Reason (2)				Change of Control
					Termination (3)		Other	Total
Name	Salary and Bonus	(4) Benefits	(5) Option Award Acceleration	Total	Salary and Bonus	(4) Benefits	(5) Option Award Acceleration	Total
Shirley Singleton (1)	$1,350,000	$21,914	$171,733	$1,543,647	$1,350,000	$21,914	$171,733	$1,543,647
David Clancey (1)	1,200,000	51,396	171,733	1,423,129	1,200,000	51,396	171,733	1,423,129
Robin Ranzal-Knowles	—	—	—	—	225,000	12,770	107,333	345,103
Timothy R. Oakes	—	—	—	—	162,500	11,881	142,836	317,217
Kristin Zaepfel	—	—	—	—	—	—	53,119	53,119

(1)	Potential termination payments for Ms. Singleton and Mr. Clancey as of December 31, 2016 are calculated in connection with the terms and provision of the Employment Agreements.
(2)	Represents circumstances involving termination without cause or for Good Reason outside of any Change in Control.
(3)	Represents circumstances involving termination without cause or for Good Reason in connection with a Change in Control.
(4)	Represents circumstance involving the Company’s failure to renew Ms. Singleton’s and Mr. Clancey’s Employment Agreements.
(5)	Consists of health, dental and life insurance coverage for a period of twenty-four months, as provided for under Ms. Singleton’s and Mr. Clancey’s Employment Agreement and for a period of six months under Ms. Ranzal-Knowles and Mr. Oakes’ respective change in control agreements. The reported value is based upon the type of insurance coverage we carried for each Named Executive Officer as of December 31, 2016 and is valued at the premiums in effect on December 31, 2016.
(6)	Certain unvested outstanding equity awards contain acceleration provisions, and assuming the applicability and operation of such provisions as of December 31, 2016, the Named Executive Officer could have realized the following values from acceleration (based on the closing price of $7.50 on December 30, 2016 over any applicable exercise price or par value payment obligation for such accelerated awards).

ITEM 3—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

General

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to help us attract and retain superior executive talent, while providing competitive and differentiated levels of pay based on corporate and individual performance that reinforce the alignment of the interests of the members of our executive management team with those of our stockholders. Please read “Compensation Discussion and Analysis” and “Compensation of Named Executive Officers” for additional details about our executive compensation programs, including information about the fiscal year 2016 compensation of our Named Executive Officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our Named Executive Officers’ compensation. This vote is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our Named Executive Officers described in this proxy statement. To that end we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related disclosure.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal is required to approve the executive compensation as disclosed in this proxy statement. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of a quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the Annual Meeting. As a result, abstentions and broker “non-votes” will not have any effect on the proposal to approve executive compensation as disclosed in this proxy statement.

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or our Board. However, our Compensation Committee and our Board value the opinions of our stockholders and to the extent there is any significant vote against our compensation practices for our Named Executive Officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns when considering future executive compensation arrangements.

Say-on-Pay Votes

We submitted our named executive officer compensation to an advisory vote of our stockholders at our 2016 Annual Meeting of Stockholders, and it received the support of 91% of the total votes cast on the proposal. In accordance with the stockholder voting results from our 2011 Annual Meeting of Stockholders, our Board of Directors determined that stockholder advisory votes on named executive officer compensation will occur every year. In Item 4, stockholders are being asked to vote on the frequency of the advisory vote on executive compensation.

Recommendation of the Board

Our Board of Directors recommends that you vote “FOR” the approval of this resolution.

ITEM 4—ADVISORY VOTE ON THE FREQUNECY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, and as described in Item 3 of this proxy statement. By voting on this Item 4, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two or three years.

After consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their input on our compensation of named executive officers as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Item.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or you may abstain from voting when you vote in response to this proposal.

Vote Required

The option of one year, two years or three years that receives a majority of the votes cast on the proposal will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the annual meeting. As a result, abstentions and broker “non-votes” will not have any effect on the proposal regarding the frequency of an advisory vote on executive compensation. Because this vote is advisory and not binding on the Board, the Compensation Committee or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Recommendation of the Board

Our Board of Directors recommends that you vote for the option of “EVERY ONE YEAR” as the frequency with which stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is responsible for assisting the Board of Directors in its oversight of the integrity of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm (which is also referred to in this document as the independent auditors), and the Company’s internal financial and accounting controls. The Audit Committee has the sole authority and responsibility to select, evaluate and replace the Company’s independent registered public accounting firm. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

The Audit Committee met eight times during 2016. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and the Company’s independent auditors. The Audit Committee discussed with the independent auditors the overall scope and plans for its audits. The Audit Committee regularly met privately with the independent auditors, who have unrestricted access to the Audit Committee.

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2016 and has discussed them with both management and the independent auditors. The Audit Committee also discussed with management and the independent auditors the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the Securities and Exchange Commission.

The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent auditors its independence from the Company. When considering the auditors’ independence, the Audit Committee considered whether their provision of services to the Company, beyond those rendered in connection with their audit of the Company’s consolidated financial statements and review of the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, were compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the audit and non-audit services performed by the independent auditors, and approved the amount of fees paid for such services.

Based on the reviews and discussions described above, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The Audit Committee:

Kurtis Wolf, Chairman

Matthew Carpenter

Timothy Whelan

ITEM 5—RATIFICATION OF THE AUDITOR APPOINTMENT

General

The Audit Committee of the Board of Directors has selected BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and has further directed that management submit the selection of our accountants for ratification by our stockholders at the Annual Meeting. BDO has served as the Company’s independent registered public accounting firm since the Company’s fiscal year ended December 31, 2011.

Before selecting BDO, the Audit Committee carefully considered the qualifications of BDO as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services.

We expect representatives of BDO to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Selection of our Company’s independent registered public accounting firm is not required by our Bylaws or otherwise to be submitted to a vote of the stockholders of our Company for ratification. In addition, the Sarbanes-Oxley Act of 2002 requires the Audit Committee of our Board of Directors to be directly responsible for the appointment, compensation and oversight of the audit work of our independent auditors. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain BDO, and may retain that firm or another without re-submitting the matter to our stockholders. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and its stockholders.

Vote Required

The affirmative vote of a majority of the votes cast on the ratification of the appointment of BDO as the Company’s independent registered public accounting firm at our Annual Meeting is required to ratify the appointment of BDO. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the Annual Meeting. As a result, abstentions and broker “non-votes” will not have any effect on the proposal to ratify the appointment of BDO. If the stockholders do not ratify the selection of BDO, the Audit Committee will review the Company’s relationship with BDO and take such action as it deems appropriate, which may include continuing to retain BDO as the Company’s independent registered public accounting firm.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of BDO USA, LLP.

Audit Fees and Non-Audit Services

The following table sets forth the aggregate fees billed by BDO for professional services rendered during the fiscal years ended December 31, 2016 and 2015:

	2016	2015
Types of Fees
Audit Fees	$497,000	$551,000
Audit-Related Fees	151,000	7,500
Tax Fees	70,000	78,697

Total Fees	$718,000	$637,197

In the table above, “Audit Fees” are fees our Company paid to BDO for professional services rendered connection with the audit of the Company’s consolidated financial statements and the operating effectiveness of internal control over financial reporting included in the Company’s Annual Report on Form 10-K, the review of financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC, or for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements, net of out of pocket expenses; “Audit-Related Fees” are fees billed by BDO for assurance and related services that are reasonably related to the performance of the audit or review of our Company’s financial statements (specifically the audit of the financial statement of M2 Dynamics, Inc., which was acquired in December 2015); and “Tax Fees” are fees billed by BDO either for corporate income tax return preparation and filing services and/or individual expatriate income tax services and advice.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to pre-approval procedures. On an ongoing basis, management communicates specific projects and categories of services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of the independent registered public accountants. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts.

The Audit Committee considers whether the provisions of these services is compatible with maintaining the auditor’s independence, and has determined such services for 2016 and 2015 were compatible.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into indemnity agreements with our directors and Named Executive Officers which provide, among other things, that we will indemnify such executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, executive officer or other agent of our Company, and otherwise to the full extent permitted under Delaware law and our Company’s amended and restated bylaws.

In order to identify and address concerns regarding related party transactions and their disclosures, the Company uses Director and Officer Questionnaires and its conduct and ethics policies. The Company also considers the independence of its directors. The discussion of the independence of the directors is included under “Corporate Governance—Board and Board Committee Matters” elsewhere in this proxy statement.

Director and Officer Questionnaires are distributed to executive officers and directors at the beginning of each fiscal year to identify any potential related-party transactions. Within the questionnaire, executive officers and directors are asked to describe any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, occurring since the beginning of the prior fiscal year, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any of the following had or will have a direct or indirect interest: (i) the individual; (ii) any director or executive officer of the Company; (iii) a nominee for director; (iv) an immediate family member of a director or executive officer of the Company; (v) an immediate family member of a nominee for director; (vi) a security holder of more than 5% of the common stock; or (vii) an immediate family member of the security holder. Responses provided within the questionnaire are reviewed by management of the Company to determine any necessary course of action.

It is the policy of the Company that all employees, directors and agents maintain the highest ethical standards and comply with all applicable legal requirements when conducting Company business. Guidelines regarding conflicts of interest are detailed in the Company’s Code of Conduct, which was adopted by the Board. The Company’s Code of Conduct policy is available on the Company’s website at www.edgewater.com. All Company employees must deal with vendors, customers and others doing business with the Company in a manner that avoids even the appearance of conflict between personal interests and those of the Company. Potential conflicts of interest may arise from any of the following:

•

a direct or indirect financial interest in any business or organization that is a Company vendor or competitor, if the employee or director can influence decisions with respect to the Company’s business with respect to such business or organization; and

•	serving on the board of directors of, or being employed in any capacity by, a vendor, competitor or customer of the Company.

The Audit Committee is authorized to review all potential conflicts of interest involving directors and executive officers.

Relationships, including business, financial, personal, and family, may give rise to conflicts of interest or the appearance of a conflict. Employees should carefully evaluate their relationships as they relate to Company business to avoid conflict or the appearance of a conflict. To avoid conflicts of interest or the appearance of a conflict:

•

An employee should not work in a position in which he or she has the authority to hire, directly supervise or attempt to influence the employment actions of an immediate family member or romantic partner. Any individual in a supervisory position should not pursue a romantic relationship with any person with whom there is a reporting relationship.

•

Employees and directors should not have an undisclosed relationship with, or financial interest in, any business that competes or deals with the Company; provided that the ownership of less than 1% of the outstanding shares, units or other interests of any class of publicly traded securities is acceptable.

•	Employees are prohibited from directly or indirectly competing, or performing services for any person or entity in competition with, the Company.

•	Employees should comply with the policies set forth in this Code of Conduct regarding the receipt or giving of gifts, favors or entertainment.

•

A full-time employee should obtain the approval of his or her supervisor before serving as a trustee, regent, director or officer of a philanthropic, professional, national, regional or community organization, or educational institution. This policy applies where significant time spent in support of these functions may interfere with time that should be devoted to the Company’s business.

•	Employees may not sell or lease equipment, materials or property to the Company without appropriate corporate authority.

•	Employees should purchase Company equipment, materials or property only on terms available to the general public.

Any employee or director who becomes aware of a conflict is required to bring it to the attention of a supervisor, management or other appropriate personnel.

Directors are expected and required to uphold the same dedication to corporate ethics as the Company’s employees.

If a conflict of interest arises involving an executive officer or director, the Board must approve a waiver to the Code of Conduct and if a director has the conflict, that director must abstain from the approval. Waivers are made on a case-by-case basis. The Board has not adopted a formal written policy with respect to waiving conflict of interests or approving related party transactions. In making this determination, the Board considered the infrequency in occurrence of these transactions. Any waivers to the Code of Conduct granted to an executive officer or director shall be disclosed by the Company on its website at www.edgewater.com.

Reimbursement of Ancora Solicitation Expenses

On March 31, 2017, the Company paid Ancora Advisors, LLC (together with its affiliates, including affiliated funds, “Ancora”), a beneficial holder of approximately 11.0% of the Company’s Common Stock, approximately $237,000 as reimbursement for expenses in connection with Ancora’s successful solicitation of written consents of stockholders, effective as of February 16, 2017 (the “Ancora Solicitation”). Ancora had disclosed in its definitive consent solicitation statement relating to the Ancora Solicitation that it would seek reimbursement of its expenses from the Company. Frederick DiSanto, the Lead Independent Director of the Company, is Chairman of the Board and Chief Executive Officer of Ancora Advisors, LLC, is Chief Executive Officer of Ancora Holdings Inc. and has an ownership interest in Ancora. In addition, Matthew Carpenter, a Director of the Company, has an ownership interest in Ancora and the wife of Jeffrey L. Rutherford, the Interim President, Interim Chief Executive Officer and Chairman of the Board of the Company, has an ownership interest in Ancora.

OTHER MATTERS

The Board is not aware of any other matter to be presented for action at the Annual Meeting. If any other matter requiring a vote of stockholders should arise, then the proxies (or their substitutes) will vote in accordance with their best judgment.

ADVANCE NOTICE PROCEDURES AND STOCKHOLDER PROPOSALS

Advance Notice Procedures

Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (1) by or at the direction of the Board pursuant to a resolution adopted by a majority of the total number of directors which the Company at the time would have if there were no vacancies or (2) by any stockholder of the Company who is entitled to vote at the meeting with respect to the election of directors or the business to be proposed by such stockholder, as the case may be, who complies with the notice procedures set forth below and who is a stockholder of record at the time such notice is delivered to the secretary of the Company as provided below.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (2) of the preceding paragraph, the stockholder must have given timely notice thereof in writing to the secretary of the Company and such business must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice shall be delivered to the secretary of the Company at the principal executive office of the Company not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than either the close of business on the tenth day following the earlier of (1) the day on which notice of the date of such meeting was mailed or (2) the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (x) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (y) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (z) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (B) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

Notwithstanding anything in the second sentence of the preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least eighty days prior to the first anniversary of the preceding year’s annual meeting, a stockholders’ notice required by the preceding paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

These requirements are separate and distinct from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Stockholder Proposals For 2018 Annual Meeting of Stockholders

To be considered for presentation at our 2018 Annual Meeting of Stockholders, inclusion in the proxy statement and on the proxy card, a stockholder proposal must be received at our offices no later than December 26, 2017. For stockholder proposals or other business matters that may be raised at the 2018 Annual

Meeting of Stockholders, but not included in the proxy statement or on the proxy card that are submitted outside the proposal process identified in the preceding sentence, if we do not receive notice of any such matter that a stockholder wishes to raise at the 2017 Annual Meeting of Stockholders during the period commencing March 16, 2018 and ending April 15, 2018, then no business matters, other than those included in the notice of Annual Meeting for the 2018 Annual Meeting of Stockholders, may properly come before the 2017 Annual Meeting of Stockholders. All proposals and notifications for the 2018 Annual Meeting of Stockholders should be addressed in writing to the attention of the Corporate Secretary, Edgewater Technology, Inc., 200 Harvard Mill Square, Suite 210, Wakefield, Massachusetts 01880 and should satisfy the particular requirements of our Amended and Restated Bylaws.

ADDITIONAL INFORMATION

Annual Report on Form 10-K

Our 2016 Annual Report on Form 10-K accompanies this proxy statement (the Form 10-K”). The Form 10-K for the year ended December 31, 2016 was filed with the SEC on March 15, 2017. We will furnish, upon written request of any stockholder and the payment of an appropriate processing fee, copies of the exhibits to our Annual Report on Form 10-K. Please address all such requests to Edgewater Technology, Inc., 200 Harvard Mill Square, Suite 210, Wakefield, Massachusetts 01880, Attention: Corporate Secretary.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of such materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such document to you if you write or call us at the following address or telephone number: Edgewater Technology, Inc., 200 Harvard Mill Square, Suite 210, Wakefield, MA 01880, Attention: Timothy R. Oakes, Corporate Secretary, (781) 246-3343, or you can request a copy of any such document by visiting the 2016 Annual Meeting page of our Internet website at www.envisionreports.com/EDGW (for registered stockholders) or www.edocumentview.com/EDGW (for beneficial stockholders). If you want to receive separate copies of the annual report, proxy statement or notice of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

YOUR VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD

OR VOTE BY TELEPHONE OR VOTE THROUGH

THE INTERNET AS SOON AS POSSIBLE

Appendix A

EDGEWATER TECHNOLOGY, INC.

2017 OMNIBUS INCENTIVE PLAN

EDGEWATER TECHNOLOGY, INC.

2017 OMNIBUS INCENTIVE PLAN

Edgewater Technology, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2017 Omnibus Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units (or RSUs), unrestricted stock, dividend equivalent rights, and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an Affiliate of the Company shall in all cases be non-qualified stock options.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Administrator” means the Board or, where pursuant to Section 3.2 the Board has delegated its authority to the Committee or one or more directors of the Company, the Committee or such directors.

2.2 “Affiliate” means, with respect to any person or entity (such as the Company), any company or other trade or business that controls, is controlled by or is under common control with such person or entity (such as the Company) within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any subsidiary of such entity (such as a Subsidiary). For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A. Such noncompliance with Code Section 409A may result where stock options or stock appreciation rights are issued by an entity that is not in the chain of entities, including the Company, in which each entity has a controlling interest in another entity in the chain, ending with the entity for which the Service Provider provides direct services on the date of grant of such stock option or stock appreciation right.

2.3 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.4 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Restricted Stock Unit, Dividend Equivalent Right, Performance Share, Performance Unit or cash award under the Plan.

2.5 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.6 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Cause” means, as determined by the Administrator and unless otherwise provided in an applicable agreement with the Company or an Affiliate of the Company, that a termination of Service shall have taken place as a result of (i) any act of personal dishonesty by a Grantee in connection with his or her responsibilities as a Service Provider and intended to result in substantial personal enrichment to the Grantee, (ii) the Grantee’s willful act constituting Gross Misconduct and which is injurious to the Company, or (iii) a Grantee’s conviction or plea of a felony which the Administrator reasonably believes had or will have a material detrimental effect on the Company’s reputation or business.

2.9 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.10 “Committee” means a committee of, and designated from time to time by resolution of, the Board (including the Compensation Committee of the Board of Directors), which shall be constituted as provided in Section 3.2.

2.11 “Company” means Edgewater Technology, Inc.

2.12 “Corporate Transaction” means the occurrence of any of the following: (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its Affiliates, excluding employee benefit plans of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (ii) a merger or consolidation of the Company with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the Company is completely liquidated or all or substantially all of the Company’s assets are sold.

2.13 “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.14 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.15 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.16 “Effective Date” means June 14, 2017, the date the Plan was approved by the stockholders.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.18 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date the Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Administrator shall determine the appropriate exchange or market) on the Grant Date (or if there is no such reported closing price, the Fair

Market Value shall be the mean between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Administrator by the reasonable application of a reasonable valuation method in a manner consistent with Code Section 409A.

2.19 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.20 “Grant Date” means, as determined by the Administrator, the latest to occur of (i) the date as of which the Administrator approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Administrator in the Award.

2.21 “Grantee” means a person who receives or holds an Award under the Plan.

2.22 “Gross Misconduct” means (i) theft or damage of Company property; (ii) use, possession, sale or distribution of illegal drugs; (iii) being under the influence of alcohol or drugs (except to the extent medically prescribed) while on duty or on Company premises; (iv) involvement in activities representing conflicts of interest; (v) improper disclosure of confidential information; (vi) conduct endangering, or likely to endanger, the health or safety of another Service Provider; or (vii) falsifying or misrepresenting information on Company records.

2.23 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.24 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.25 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.26 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.27 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.28 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.29 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to five (5) years.

2.30 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.31 “Performance Measures” means measures as described in Section 14 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.32 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.33 “Performance Share” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.34 “Performance Unit” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved. Unless otherwise stated as payable in shares of Stock, each Performance Unit is valued at one dollar.

2.35 “Plan” means this Edgewater Technology, Inc. 2017 Omnibus Incentive Plan.

2.36 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.37 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.38 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.39 “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.40 “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.41 “SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

2.42 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.43 “Service” means service as a Service Provider to the Company or an Affiliate of the Company. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate of the Company. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Administrator, which determination shall be final, binding and conclusive.

2.44 “Service Provider” means an employee, officer or director of the Company or an Affiliate of the Company, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate of the Company.

2.45 “Stock” means the common stock, par value $.01 per share, of the Company.

2.46 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.47 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.48 “Substitute Awards” means Awards granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock, upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate of the Company or with which the Company or any Affiliate of the Company combines.

2.49 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.50 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.	Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.	Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) qualify as “non-employee directors” within the meaning of Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange on which the Stock is listed.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, but one of whom must be the Chief Executive Officer (or functional equivalent), who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by an Administrator if the power and authority to do so has been delegated to such Administrator by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Administrator shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3.	Terms of Awards.

Subject to the other terms and conditions of the Plan or any restrictive delegation of authority by the Board or any Committee, the Administrator shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a change of control, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) subject to Section 3.4, amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award or give rise to a modification for purposes of Code Section 409A. A change in the terms of an Award that directly or indirectly reduces the exercise price of the Award will generally be treated as a modification for purposes of Code Section 409A.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate of the Company thereof or any confidentiality obligation with respect to the Company or any Affiliate of the Company thereof or otherwise in competition with the Company or any Affiliate of the Company thereof, to the extent specified in such Award Agreement applicable to the Grantee. In addition, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate of the Company thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall be obligated if so required by the Administrator, to reimburse the Company for the amount of any payment in settlement of an Award earned or accrued during the twelve-(12)month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, and the Company has adopted a policy for the recovery of erroneously awarded compensation in accordance with rules promulgated by the SEC under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any current or former executive officer of the Company who received any Awards under the Plan during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, shall reimburse the Company in accordance with such policy and rules for any incentive-based compensation in excess of what would have been paid to such executive officer under the accounting restatement.

3.4.	No Repricing.

Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by replacement of Options or SARs with cash or other award type, that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 5.3 or Section 17 and may be made to make changes to achieve compliance with applicable law, including Internal Revenue Code Section 409A.

3.5.	No Liability.

No Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6.	Share Issuance/Book-Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Administrator, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1.	Number of Shares Available for Awards.

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be equal to one million five hundred thousand (1,500,000), all of which may be granted as Incentive Stock Options. Stock issued or to be issued under the Plan shall be authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

4.2.	Adjustments in Authorized Shares.

The Administrator shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution. No substitution or assumption shall be made if the same would be treated as a grant of new stock right or a change in the form of payment for purposes of Code Section 409A. A change in the terms of an Award that directly or indirectly reduces the exercise price of the Award will generally be treated as the grant of a new stock right.

4.3.	Share Usage.

Shares covered by an Award shall be counted as used as of the Grant Date. Any shares of Stock that are subject to Awards of Options shall be counted against the limit set forth in Section 4.1 as one (1) share for every one (1) share subject to an Award of Options. With respect to SARs, the number of shares subject to an award of SARs will be counted against the aggregate number of shares available for issuance under the Plan regardless of the number of shares actually issued to settle the SAR upon exercise. Any shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against the limit set forth in Section 4.1 as 1.63 shares for every one (1) share granted. If any shares covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1. The number of shares of Stock available for issuance under the Plan shall not be increased by (i) any shares of Stock tendered or withheld or Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as described in Section 12.2, (ii) any shares of Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as described in Section 18.3 or (iii) any shares of Stock repurchased by the Company using Option exercise proceeds.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.	Effective Date.

The Plan shall be effective as of the Effective Date.

5.2.	Term.

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3.	Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate of the Company, including any Service Provider who is an officer or director of the Company, or of any Affiliate of the Company, as the Administrator shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Administrator.

6.2.	Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with (i) the principles of Code Section 424 and the regulations thereunder; and (ii) Section 4.2 hereof.

6.3.	Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is two hundred thousand (200,000) per twelve-month period; provided, however, the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 in the year that the person is first employed by the Company is three hundred thousand (300,000);

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to Options or SARs, to any person eligible for an Award under Section 6 hereof is fifty thousand (50,000) per twelve-month period; provided, however, the maximum number of shares of Stock subject to Awards other than Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 in the year that the person is first employed by the Company is one hundred thousand (100,000); and

(iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any twelve-month period by any person eligible for an Award shall be one million dollars ($1,000,000) and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any person eligible for an Award shall be two million dollars ($2,000,000).

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Administrator shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price.

The Option Price of each Option shall be fixed by the Administrator and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Administrator and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3.	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Administrator and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date. If on the day preceding the date on which a Grantee’s Options would otherwise terminate, the Fair Market Value of shares of Stock underlying a Grantee’s Options is greater than the Option Price of such Options, the Company shall, prior to the termination of such Options and without any action being taken on the part of the Grantee, consider such Options to have been exercised by the Grantee. The Company shall deduct from the shares of Stock deliverable to the Grantee upon such exercise the number of shares of Stock necessary to satisfy payment of the Option Price and all withholding obligations.

8.4.	Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6.	Method of Exercise.

Subject to the terms of Article 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.7.	Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him or her. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates or, as provided in Section 3.6, a book entry registration evidencing his or her ownership of the shares of Stock subject to the Option.

8.9.	Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12.	Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.	Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Administrator. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2.	Other Terms.

The Administrator shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.	Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Administrator and stated in the Award Agreement relating to such SAR.

9.4.	Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5.	Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1.	Grant of Restricted Stock or Restricted Stock Units.

Awards of Restricted Stock or Restricted Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2.	Restrictions.

At the time a grant of Restricted Stock or Restricted Stock Units is made, the Administrator may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period. The Administrator may, in its sole discretion, at the time a grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units as described in Article 14. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Restricted Stock or Restricted Stock Units.

10.3.	Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Administrator may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement. In the alternative, as provided in Section 3.6, the Company may make a book entry registration evidencing a Grantee’s ownership of shares of Restricted Stock.

10.4.	Rights of Holders of Restricted Stock.

Unless the Administrator otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock.

The Administrator may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5.	Rights of Holders of Restricted Stock Units.

10.5.1.	Voting and Dividend Rights.

Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Administrator may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid. No rights of a Restricted Stock Unit issued hereunder shall be directly or indirectly contingent upon the exercise of a Stock right.

10.5.2.	Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.	Termination of Service.

Unless the Administrator otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units.

10.7.	Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Administrator, in consideration for past or future Services rendered to the Company or an Affiliate of the Company.

10.8.	Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit once the share of Stock represented by the Restricted Stock Unit has been delivered.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Administrator may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Administrator) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1.	General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2.	Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3.	Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Administrator) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4.	Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, without limitation, Service.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.	Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Administrator. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award. Notwithstanding the foregoing, no Dividend Equivalent Right shall be directly or indirectly contingent upon the exercise of an Option or Stock Appreciation Right.

13.2.	Termination of Service.

Except as may otherwise be provided by the Administrator either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE SHARES, PERFORMANCE UNITS, PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1.	Grant of Performance Units/Performance Shares.

Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine. The Award Agreement evidencing any Performance Unit and/or Performance Share that does not fall within an exception to Code Section 409A shall include appropriate acceleration, deferral, and timing limitations required to comply with Code Section 409A.

14.2.	Value of Performance Units/Performance Shares.

Each Performance Unit shall have an initial value that is established by the Administrator at the time of grant. The Administrator shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

14.3.	Earning of Performance Units/Performance Shares.

Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4.	Form and Timing of Payment of Performance Units/Performance Shares.

Payment of earned Performance Units/Performance Shares shall be as determined by the Administrator and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Administrator, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5.	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Administrator. The Administrator may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee.

14.6.	Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Administrator determines that an Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1.	Performance Goals Generally.

The performance goals for such Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2.	Timing For Establishing Performance Goals.

Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such Awards and (ii) the day on which 25% of any performance period applicable to such Awards has expired, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.6.3.	Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.

14.6.4.	Performance Measures.

The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	net earnings;

(b)	operating earnings;

(c)	pretax earnings;

(d)	earnings (or loss) per share;

(e)	share price, including growth measures and total stockholder return and appreciation in and/or maintenance of the price of the shares of Stock or any publicly traded securities of the Company;

(f)	earnings (or losses), including earnings or losses before taxes, earnings (or losses) before interest and taxes, earnings (or losses) before interest, taxes and depreciation, earnings (or losses) before interest, taxes, depreciation and amortization, or earnings (or losses) before interest, taxes, depreciation, amortization and/or stock-based compensation or other similar adjustments to earnings (or losses);

(g)	sales or revenue, or sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(h)	net income (or loss) before or after taxes and before or after allocation of corporate overhead and bonus;

(i)	operating income (or loss) before or after taxes;

(j)	gross, cash or operating margins;

(k)	gross profits;

(l)	return measures, including return on assets or net assets, capital (including total capital or invested capital), investment, equity, sales or net sales, or revenue;

(m)	cash flow, including operating cash flow, free cash flow, cash flow return on equity, cash flow return on investment, and cash flow per share (before or after dividends);

(n)	economic value added models or equivalent metrics;

(o)	productivity ratios;

(p)	expense targets;

(q)	market share;

(r)	financial ratio targets or financial ratios as provided in credit agreements of the Company and its subsidiaries;

(s)	working capital targets;

(t)	year-end cash;

(u)	reductions in cost;

(v)	improvement in or attainment of expense levels or working capital levels;

(w)	shareholder equity;

(x)	implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, recruiting and maintaining personnel, and strategic and operational initiatives;

(y)	completion of acquisitions of businesses or companies;

(z)	completion of divestitures and asset sales; and

(aa)	any combination of any of the foregoing business criteria.

Any Performance Measures may be used to measure the performance of the Company, any Subsidiary, and/or any Affiliate of the Company as a whole or any business unit of the Company, any Subsidiary, and/or any Affiliate of the Company or any combination thereof, as the Committee may deem appropriate, and any of the above Performance Measures may be compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may compare any Performance Measures against various stock market indices. Performance measures may be measured on an absolute or relative basis and on a GAAP (United States Generally Accepted Accounting Principles) or non-GAAP basis. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5.	Evaluation of Performance.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs;

(b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures or costs relating thereto; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6.	Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Administrator shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

14.6.7.	Administrator Discretion.

In the event that applicable tax and/or securities laws change to permit Administrator discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Administrator shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7.	Status of Section Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate of the Company, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment; provided, however, that in order to comply with Code Section 409A, the reduction or elimination will be performed in the order in which each dollar of value subject to an Award reduces the Parachute Payment to the greatest extent.

16.	REQUIREMENTS OF LAW

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Administrator has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Administrator shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1.	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Sections 4.1 and 6.3, shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Restricted Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Restricted Stock Units would have been entitled to receive immediately following such transaction.

17.3.	Corporate Transaction in which Awards are not Assumed.

Upon the occurrence of a Corporate Transaction in which outstanding Options, SARs, Restricted Stock Units and Restricted Stock are not being assumed or continued:

(i) all outstanding shares of Restricted Stock shall be deemed to have vested, and all Restricted Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Administrator may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Restricted Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Administrator acting in good faith), in the case of Restricted Stock or Restricted Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or

SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Administrator shall send notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

17.4.	Corporation Transaction in which Awards are Assumed.

The Plan, Options, SARs, Restricted Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Restricted Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Restricted Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices.

17.5.	Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Administrator shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Restricted Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Administrator may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that are not Corporate Transactions.

17.6.	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	GENERAL PROVISIONS

18.1.	Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate of the Company, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the

Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate of the Company. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Administrator to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Administrator in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3.	Withholding Taxes and Tax Liability.

The Company or an Affiliate of the Company, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or such Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or such Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares. Notwithstanding any withholding undertaken by the Company, the Service Provider remains liable for the Service Provider’s portion of any and all state and federal income taxes, social security taxes, Medicare taxes, and other wage-related taxes. The Company makes no representation regarding any tax consequences in connection with any Award issued hereunder and has not undertaken the obligation to draft the Plan to minimize Service Provider’s tax liability resulting from such Award.

18.4.	Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.	Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Administrator, in its sole discretion.

18.6.	Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.	Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9.	Code Section 409A.

The Administrator intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Administrator determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Administrator.

*    *    *

Adopted by the Board of Directors of Edgewater Technology, Inc. as of April 19, 2017

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all nominees, FOR Proposals 2, 3 and 5 and every one year in Proposal 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Stephen Bova	☐	☐	02 - Matthew Carpenter	☐	☐	03 - Frederick DiSanto	☐	☐
04 - Jeffrey L. Rutherford	☐	☐	05 - Timothy Whelan	☐	☐	06 - Kurtis Wolf	☐	☐

		For	Against	Abstain		For	Against	Abstain
2. Approve the Edgewater Technology, Inc. 2017 Omnibus Incentive Plan.		☐	☐	☐	3. Say on Pay - An advisory vote to approve named executive officer compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain		For	Against	Abstain

4. An advisory vote on the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐	5. Ratify the appointment of BDO USA, LLP as independent registered public accounting firm of the Company.	☐	☐	☐

6. In their discretion, the Board may vote upon any other matters which may properly come before the meeting or any adjournment thereof.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

2017 Annual Meeting Admission Ticket

2017 Annual Meeting of

Edgewater Technology, Inc. Stockholders

June 14, 2017, 10:00 AM, Eastern Time

Edgewater Technology, Inc.

200 Harvard Mill Square, Suite 210, Wakefield, Massachusetts 01880

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Edgewater Technology, Inc.

Notice of 2017 Annual Meeting of Stockholders

Edgewater Technology, Inc.

200 Harvard Mill Square, Suite 210, Wakefield, Massachusetts 01880

Proxy Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on June 14, 2017

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned stockholder of Edgewater Technology, Inc., a Delaware corporation (the “Company”), do hereby nominate, constitute, and appoint Jeffrey L. Rutherford and Timothy Oakes, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock, par value $.01 per share, of the Company, standing in my name on its books on April 17, 2017 at the Annual Meeting of its Stockholders to be held on June 14, 2017 at Edgewater Technology, Inc. 200 Harvard Mill Square, Suite 210, Wakefield, Massachusetts 01880 at 10:00 a.m., Eastern Time, and at any and all adjournments thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 3 and 5 and every one year in Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, sign, date and return this proxy card promptly using the enclosed self-addressed, postage prepaid envelope.

(Items to be voted appear on reverse side.)